Exhibit 10.39

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of April 28, 2022 (the “Third Amendment Effective Date”), is made among SeatGeek, Inc., a Delaware corporation (“Parent”) and each of its Qualifying Subsidiaries (together with Parent, individually and collectively, “Borrower”), HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for the Lenders (in such capacity, “Agent”) and the financial institutions or entities from time to time party hereto, in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”).

A.    Borrower, Lenders and Agent are parties to that certain Loan and Security Agreement, dated as of June 12, 2019 (as amended by the First Amendment to Loan and Security Agreement, dated as of February 3, 2020, the Second Amendment to Loan and Security Agreement, dated as of June 30, 2020, the “Existing Loan Agreement”; and the Existing Loan Agreement, as amended by this Amendment and as further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).

B.    Borrower, Lenders and Agent desire to modify the terms of the Existing Loan Agreement as set forth in this Amendment.

SECTION 1    Definitions; Interpretation.

(a)    Terms Defined in Loan Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

(b)    Rules of Construction. The rules of construction that appear in Section 1.2 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2    Amendments to the Loan Agreement.

(a)    Upon satisfaction of the conditions set forth in Section 3 hereof, the Existing Loan Agreement is hereby amended as follows:

(i)    Exhibit A attached hereto sets forth a clean copy of the Loan Agreement as amended hereby;

(ii)    In Exhibit B hereto, deletions of the text in the Existing Loan Agreement (including, to the extent included in such Exhibit B, each Schedule or Exhibit to the Existing Loan Agreement) are indicated by ~~struck-through text~~, and insertions of text are indicated by bold, double-underlined text.

(b)    References Within Existing Loan Agreement. Each reference in the Existing Loan Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Existing Loan Agreement as amended by this Amendment. This Amendment shall be a Loan Document.

SECTION 3    Conditions of Effectiveness. The effectiveness of Section 2 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a)    Agent’s receipt of the following:

(i)    this Amendment, executed by Agent, Lenders and Borrower;

(ii)    a perfection certificate, executed by Borrower, in form and substance reasonably satisfactory to Agent;

(iii)    an Advance Request for the Advance of Tranche 1 2022 Term Loan as required by Section 2.2(b) of the Loan Agreement, duly executed by Borrower’s Chief Executive Officer or Chief Financial Officer;

(iv)    a duly executed certificate of an officer of Borrower, certifying and attaching copies of (1) resolutions of Borrower’s board of directors, members and/or managers, as applicable evidencing approval of this Amendment and other transactions evidenced hereby, (2) certified copies of the formation documents and the governing documents, certified as of a recent date from the Secretary of State of the State of Delaware, as applicable, as amended through the date hereof, of Borrower, and (3) certificates of good standing for Borrower from the Secretary of State of the State of Delaware, and similar certificates from all other jurisdictions in which Borrower does business and where the failure to be qualified could have a Material Adverse Effect;

(v)    such other documents as Agent may reasonably request;

(b)    Borrower shall have paid (i) an amendment fee in the aggregate amount of $375,000 which shall be fully due and payable as of the Third Amendment Effective Date, (ii) all invoiced costs and expenses then due in accordance with Section 5(e) of this Amendment, and (iii) all other fees, costs and expenses, if any, due and payable as of the Third Amendment Effective Date under the Loan Agreement; and

(c)    On the Third Amendment Effective Date, after giving effect to the amendment of the Existing Loan Agreement contemplated hereby:

(i)    The representations and warranties contained in Section 4 shall be true and correct on and as of the Third Amendment Effective Date as though made on and as of such date; and

(ii)    There exist no Events of Default or events that with the passage of time would result in an Event of Default.

SECTION 4    Representations and Warranties. To induce Agent and Lenders to enter into this Amendment, Borrower hereby confirms, as of the date hereof, (a) that the representations and warranties made by it in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; provided, further, that to the extent such representations and warranties by their terms expressly relate only to a prior date such representations and warranties shall be true and correct as of such prior date, and that no Event of Default has occurred and is continuing (b) that there has not been and there does not exist a Material Adverse Effect; (c) other than as updated on Exhibit C attached hereto, that the information included in the Perfection Certificate delivered to Agent on the Closing Date remains true and correct; (d) Lenders have and shall continue to have valid, enforceable and perfected first-priority liens, subject only to Permitted Liens, on and security interests in the Collateral and all other collateral heretofore granted by Borrower to Lenders, pursuant to the Loan Documents or otherwise granted to or held by Lenders; (e) the agreements and obligations of Borrower contained in the Loan Documents and in this Amendment constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by the application of general principles of equity; and (f) the execution, delivery and performance of this Amendment by Borrower will not violate any law, rule, regulation, order, contractual obligation or organizational document of Borrower and will not result in, or require, the creation or imposition of any lien, claim or encumbrance of any kind on any of its properties or revenues. For the purposes of this Section 4, each reference in Section 5 of the Loan Agreement to “this Agreement,” and the words “hereof,” “herein,” “hereunder,” or words of like import in such Section, shall mean and be a reference to the Loan Agreement as amended by this Amendment.

SECTION 5    Miscellaneous.

(a)    Loan Documents Otherwise Not Affected; Reaffirmation; No Novation.

(i)    Except as expressly amended pursuant hereto or referenced herein, the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. The Lenders’ and Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future.

(ii)    Borrower hereby expressly (1) reaffirms, ratifies and confirms its Secured Obligations under the Loan Agreement and the other Loan Documents, (2) reaffirms, ratifies and confirms the grant of security under Section 3.1 of the Loan Agreement, (3) reaffirms that such grant of security in the Collateral secures all Secured Obligations under the Loan Agreement, including without limitation any 2022 Term Loans funded on or after the Third Amendment Effective Date, as of the date hereof, and with effect from (and including) the Third Amendment Effective Date, such grant of security in the Collateral: (x) remains in full force and effect notwithstanding the amendments expressly referenced herein; and (y) secures all Secured Obligations under the Loan Agreement, as amended by this Amendment, and the other Loan Documents, (4) agrees that this Amendment shall be a “Loan Document” under the Loan Agreement and (5) agrees that the Loan Agreement and each other Loan Document shall remain in full force and effect following any action contemplated in connection herewith.

(iii)    This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. Nothing in this Amendment is intended, or shall be construed, to constitute an accord and satisfaction of Borrower’s Secured Obligations under or in connection with the Loan Agreement and any other Loan Document or to modify, affect or impair the perfection or continuity of Agent’s security interest in, (on behalf of itself and the Lenders) security titles to or other liens on any Collateral for the Secured Obligations.

(b)    Conditions. For purposes of determining compliance with the conditions specified in Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the Third Amendment Effective Date specifying its objection thereto.

(c)    Release. In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto. Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above. Borrower waives the provisions of California Civil Code Section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The provisions of this section shall survive payment in full of the Secured Obligations, full performance of all the terms of this Amendment and the other Loan Documents.

(d)    No Reliance. Borrower hereby acknowledges and confirms to Agent and Lenders that Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(e)    Costs and Expenses. Borrower agrees to pay to Agent within two (2) days of its receipt of an invoice (or on the Third Amendment Effective Date to the extent invoiced on or prior to the Third Amendment Effective Date), the out-of-pocket costs and expenses of Agent and Lenders party hereto, and the fees and disbursements of counsel to Agent and Lenders party hereto (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the Third Amendment Effective Date or after such date.

(f)    Binding Effect. This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(g)    Governing Law. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS HAVE BEEN NEGOTIATED AND DELIVERED TO AGENT AND LENDER IN THE STATE OF CALIFORNIA, AND SHALL HAVE BEEN ACCEPTED BY AGENT AND LENDER IN THE STATE OF CALIFORNIA. PAYMENT TO AGENT AND LENDER BY BORROWER OF THE SECURED OBLIGATIONS IS DUE IN THE STATE OF CALIFORNIA. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, EXCLUDING CONFLICT OF LAWS PRINCIPLES THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION.

(h)    Complete Agreement; Amendments. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

(i)    Severability of Provisions. Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

(j)    Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

(k)    Loan Documents. This Amendment and the documents related thereto shall constitute Loan Documents.

(l)    Electronic Execution of Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER:

SEATGEEK, INC.

Signature:	/s/ Brad Tacy
Print Name:	Brad Tacy
Title:	Chief Financial Officer

EVERY FAN TICKETS, LLC

Signature:	/s/ Brad Tacy
Print Name:	Brad Tacy
Title:	Chief Financial Officer

[SIGNATURES CONTINUE ON THE NEXT PAGE]

[Signature Page to Third Amendment to Loan and Security Agreement]

AGENT:

HERCULES CAPITAL, INC.

Signature:	/s/ Seth Meyer
Print Name:	Seth Meyer
Title:	Chief Financial Officer

LENDER:

HERCULES CAPITAL, INC.

Signature:	/s/ Seth Meyer
Print Name:	Seth Meyer
Title:	Chief Financial Officer

[Signature Page to Third Amendment to Loan and Security Agreement]

Exhibit A

Conformed Loan and Security Agreement through Third Amendment

EXHIBIT A

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is made and dated as of June 12, 2019 and is entered into by and between SeatGeek, Inc., a Delaware corporation (“Parent”), and each of its Qualifying Subsidiaries (together with Parent, individually and collectively, “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, “Lender”) and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for the Lender (in such capacity, “Agent”).

RECITALS

A.    Borrower has requested Lender to make available to Borrower (i) on the Closing Date, loans in an aggregate principal amount of up to Sixty Million Dollars ($60,000,000) (the “Closing Date Term Loan”), and (ii) on Third Amendment Effective Date, a commitment of loans in an aggregate principal amount of up to Fifty Million Dollars ($50,000,000) (the “2022 Term Loan”); and

B.    Lender is willing to make the Term Loan on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, Borrower, Agent and Lender agree as follows:

SECTION 1.    DEFINITIONS AND RULES OF CONSTRUCTION

1.1    Definitions. Unless otherwise defined herein, the following capitalized terms shall have the following meanings:

“2022 Performance Milestone” means, on or before December 31, 2024, Borrower’s trailing twelve-months Revenue shall be at least Four Hundred Million Dollars ($400,000,000) and Borrower’s trailing twelve-months Gross Margin for such same twelve-month period is not less than fifty percent (50%), subject to verification by Agent (including supporting documentation requested by Agent).

“2022 Term Loan” has the meaning given to it in the Recitals.

“2022 Term Loan Maturity Date” means May 1, 2026.

“2022 Tranche 1 Commitment” means Twenty Five Million Dollars ($25,000,000).

“2022 Tranche 1 Commitment End Date” means June 30, 2022.

“2022 Tranche 2 Commitment” means Twenty Five Million Dollars ($25,000,000).

“2022 Tranche 2 Commitment End Date” means December 31, 2022.

“Account Control Agreement(s)” means any agreement entered into by and among the Agent, Borrower and a third party bank or other institution (including a Securities Intermediary) in which Borrower maintains a Deposit Account or an account holding Investment Property and which perfects Agent’s first priority security interest in the subject account or accounts.

“ACH Authorization” means the ACH Debit Authorization Agreement in substantially the form of Exhibit G.

[Signature Page to Third Amendment to Loan and Security Agreement]

“Advance(s)” means each Term Loan Advance.

“Advance Date” means the funding date of any Advance.

“Advance Request” means a request for an Advance submitted by Borrower to Agent in substantially the form of Exhibit A.

“Affiliate” means (a) any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question, (b) any Person directly or indirectly owning, controlling or holding with power to vote twenty percent (20%) or more of the outstanding voting securities of another Person, (c) any Person twenty percent (20%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held by another Person with power to vote such securities, or (d) any Person related by blood or marriage to any Person described in subsection (a), (b) or (c) of this defined term. As used in the definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. “Affiliate” does not include a venture capital fund solely by virtue of its ownership of stock of Borrower.

“Agent” has the meaning given to such term in the preamble to this Agreement.

“Agreement” means this Loan and Security Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Amortization Date” means (a) with respect to Closing Date Term Loans, July 1, 2022; provided however upon the achievement of either the Performance Milestone or the Equity Milestone, and as long as no Event of Default has occurred that is continuing on such date, then the Amortization Date shall mean the Term Loan Maturity Date, and (b) with respect to 2022 Term Loans, June 1, 2025; provided, however, upon the achievement of the 2022 Performance Milestone, and as long as no Event of Default has occurred that is outstanding on such date, the Amortization Date for 2022 Term Loans shall mean the 2022 Term Loan Maturity Date.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and other similar legislation in any other jurisdictions.

“Anti-Terrorism Laws” means any laws, rules, regulations or orders relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Assignee” has the meaning given to it in Section 11.13.

“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Borrower Products” means all products, software, service offerings, technical data or technology currently being designed, manufactured or sold by Borrower or which Borrower intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by Borrower since its incorporation.

“Business Day” means any day other than Saturday, Sunday and any other day on which banking institutions in the State of California are closed for business.

“CARES Act” means the Coronavirus Aid, Relief and Economic Stability Act.

“Cash” means all cash, cash equivalents and liquid funds.

“Change in Control” means any reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of Borrower, sale or exchange of outstanding shares (or similar transaction or series of related transactions) of Borrower in which the holders of Borrower’s outstanding shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing more than fifty percent (50%) of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether Borrower is the surviving entity. Notwithstanding the foregoing, the consummation of the Qualified De-SPAC Transaction shall not constitute a “Change in Control” hereunder.

“Claims” has the meaning given to it in Section 11.10.

“Closing Date” means the date of this Agreement.

“Closing Date Term Loans” has the meaning given to it in the Recitals.

“Collateral” means the property described in Section 3.

“Compliance Certificate” means a certificate in the form attached hereto as Exhibit E.

“Confidential Information” has the meaning given to it in Section 11.12.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any Indebtedness, lease, dividend, letter of credit or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States of America, any State thereof, or of any other country.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit.

“De-SPAC Agreement” means that certain Business Combination Agreement and Plan of Reorganization, dated as of October 13, 2021, made and entered into by and among RedBall Acquisition Corp., Showstop Merger Sub I Inc., Showstop Merger Sub II Inc. and Parent, as amended by that certain First Amendment to Business Combination Agreement and Plan of Reorganization, dated as of December 12, 2021 and that certain Second Amendment to Business Combination Agreement and Plan of Reorganization, dated as of March 8, 2022.

“De-SPAC Joinder Agreement” means for the surviving entity after giving effect to the closing of the Merger (as defined in the De-SPAC Agreement) a completed and executed De-SPAC Joinder Agreement in substantially the form attached hereto as Exhibit F-1.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“Due Diligence Fee” means the $15,000 fee that has been paid to Lender prior to the Closing Date, and fully earned on the Closing Date regardless of the early termination of this Agreement.

“End of Term Charge” shall have the meaning assigned to such term in Section 2.8.

“Equity Interests” means, with respect to any Person, the capital stock, partnership or limited liability company interest, or other equity securities or equity ownership interests of such Person.

“Equity Milestone” means, on or before June 30, 2021, Parent shall have received at least $75,000,000 in net cash proceeds from the sale and issuance of its equity securities or convertible notes that constitute Subordinated Indebtedness.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Event of Default” has the meaning given to it in Section 9.

“Excluded Accounts” means (i) the account maintaining the cash collateral securing the Indebtedness described in clause (vii) of the defined term “Permitted Indebtedness” and (ii) the accounts existing on the Closing Date that are listed on Exhibit D and denoted as an “Excluded Account” as long as the balance in such accounts do not exceed the Maximum Permitted Balance set forth on Exhibit D at any time.

“Facility Charge” means one percent (1%) of the Maximum Term Loan Amount.

“Financial Statements” has the meaning given to it in Section 7.1.

“Foreign Subsidiary” means any Subsidiary other than a Subsidiary organized under the laws of any state within the United States of America.

“Funding Date” means, with respect to each Advance of either Closing Date Term Loans or 2022 Term Loans, as applicable, the date such Advance is loaned to Borrower.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Gross Margin” means, for any period, the ratio, expressed as a percentage, of (a) an amount equal to (i) Revenue for such period, less (ii) costs of Revenue for such period to (b) Revenue for such period, determined in accordance with GAAP and consistent with past practices.

“Indebtedness” means indebtedness of any kind, including (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business due within ninety (90) days), including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” means all of Borrower’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; Borrower’s applications therefor and reissues, extensions, or renewals thereof; and Borrower’s goodwill associated with any of the foregoing, together with Borrower’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of any asset of another Person.

“Joinder Agreements” means for each Qualified Subsidiary, a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit F-2.

“Lender” has the meaning given to such term in the preamble to this Agreement.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Loan” means the Advances made under this Agreement.

“Loan Documents” means this Agreement, any promissory notes issued by Borrower (if any), the ACH Authorization, the Account Control Agreements, any Joinder Agreements, the Perfection Certificate, all UCC Financing Statements, the Warrants, and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.

“Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, properties, assets or financial condition of Borrower and its Subsidiaries taken as a whole; or (ii) the ability of Borrower to perform or pay the Secured Obligations in accordance with the terms of the Loan Documents, or the ability of Agent or Lender to enforce any of its rights or remedies with respect to the Secured Obligations; or (iii) the Collateral or Agent’s Liens on the Collateral or the priority of such Liens.

“Material Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary whose assets exceed $20,000 at any time.

“Material Foreign Subsidiary” means any Foreign Subsidiary whose revenue exceeds ten percent (10%) of Borrower’s trailing twelve months’ Revenue.

“Maximum Rate” shall have the meaning assigned to such term in Section 2.3.

“Maximum Term Loan Amount” means One Hundred Ten Million and No/100 Dollars ($110,000,000).

“Non-Disclosure Agreement” means that certain Non-Disclosure Agreement by and between Borrower and Agent dated as of February 14, 2019.

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Organizational Documents” means with respect to any Person, such Person’s formation documents, and (a) if such Person is a corporation, its certificate/articles of incorporation, bylaws and/or articles and memorandum of association, as applicable, (b) if such Person is a limited liability company, its certificate/articles of formation and limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement Borrower now holds or hereafter acquires any interest.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States of America or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States of America or any other country.

“Performance Milestone” means, on or before December 31, 2020, Borrower’s trailing six-months Revenue shall be at least One Hundred Million Dollars ($100,000,000) and Borrower’s trailing six-months Gross Margin for such same six month period is not less than eighty percent (80%), subject to verification by Agent (including supporting documentation requested by Agent).

“Permitted Indebtedness” means: (i) Indebtedness of Borrower in favor of Lender or Agent arising under this Agreement or any other Loan Document; (ii) Indebtedness existing on the Closing Date which is disclosed in Schedule 1A, including leases that may be deemed “Indebtedness” as a result of changes in accounting policies or reporting practices in accordance with GAAP; (iii) Indebtedness of up to $250,000 outstanding at any time secured by a Lien described in clause (vii) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the cost of the Equipment financed with such Indebtedness; (iv) Indebtedness to trade creditors incurred in the ordinary course of business, including Indebtedness incurred in the ordinary course of business with corporate credit cards; (v) Indebtedness that also constitutes a Permitted Investment; (vi) Subordinated Indebtedness; (vii) reimbursement obligations in connection with cash management services, credit cards, and/or letters of credit that are secured by Cash and issued on behalf of the Borrower or a Subsidiary thereof in an amount not to exceed $500,000 at any time outstanding, (viii) other unsecured Indebtedness in an amount not to exceed $250,000 at any time outstanding, (ix) Indebtedness consisting of a loan under the Paycheck Protection Program of the CARES Act provided that (a) such loan shall be unsecured and shall not contain any terms or conditions that are adverse to Agent’s and Lender’s rights under this Agreement, including with respect to collateral, priority, preference and repayment terms, (b) such loan shall be subject to Agent’s written approval (which may be provided via email) in its sole discretion prior to the closing thereof and (c) any material modification to such loan shall be subject to Agent’s written approval (which may be provided via email) (the “PPP Loan”) (x) intercompany Indebtedness as long as either each of the Subsidiary obligor and the Subsidiary obligee under such Indebtedness is a Qualified Subsidiary that has executed a Joinder Agreement, and (xi) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investment” means: (i) Investments existing on the Closing Date which are disclosed in Schedule 1B; (ii) (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Services, (b) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (c) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein, and (d) money market accounts; (iii) repurchases of stock of Parent from former employees, directors, or consultants of Parent under the terms of applicable repurchase agreements at the original issuance price of such securities in an aggregate amount not to exceed $200,000 in any fiscal year, provided that no Event of Default has occurred, is continuing or could exist after giving effect to the repurchases; (iv) Investments accepted in connection with Permitted Transfers; (v) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business; (vi) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (vi) shall not apply to Investments of Borrower in any Subsidiary; (vii) Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of Borrower pursuant to employee stock purchase plans or other similar agreements approved by Borrower’s Board of Directors; (viii) Investments consisting of travel advances in the ordinary course of business; (ix) Investments in newly-formed Domestic Subsidiaries, provided that each such Domestic Subsidiary enters into a Joinder Agreement concurrently with its formation by Borrower and execute such other documents as shall be reasonably requested by Agent; (x) Investments in Foreign Subsidiaries in an aggregate amount not to exceed the amount permitted under Section 7.19 and any additional such Investments that are approved in advance in writing by Agent; (xi) Investments in Domestic Subsidiaries that are not Material Subsidiaries of up to $20,000 existing on the Closing Date in each such Subsidiary; (xii) joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the nonexclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Borrower do not exceed $100,000 in the aggregate in any fiscal year; and (xiii) additional Investments that do not exceed $200,000 in the aggregate.

“Permitted Liens” means any and all of the following: (i) Liens in favor of Agent or Lender; (ii) Liens existing on the Closing Date which are disclosed in Schedule 1C; (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that Borrower maintains adequate reserves therefor in accordance with GAAP; (iv) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of Borrower’s business and imposed without action of such parties; provided, that the payment thereof is not yet required; (v) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (vi) the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (vii) Liens on Equipment or software or other intellectual property constituting purchase money Liens and Liens in connection with capital leases securing Indebtedness permitted in clause (iii) of “Permitted Indebtedness”; (viii) Liens incurred in connection with Subordinated Indebtedness; (ix) leasehold interests in leases or subleases and licenses granted in the ordinary course of business and not interfering in any material respect with the business of the licensor; (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (xi) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (xii) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (xiii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (xiv) (A) Liens on Cash securing obligations permitted under clause (vii) of the definition of Permitted Indebtedness and (B) security deposits in connection with real property leases, the combination of (A) and (B) in an aggregate amount not to exceed $100,000 at any time; and (xv) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (i) through (xi) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“Permitted Transfers” means (i) sales of Inventory in the ordinary course of business, (ii) non-exclusive outbound licenses and similar arrangements for the use of Intellectual Property in the ordinary course of business and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States of America in the ordinary course of business, or (iii) dispositions of worn-out, obsolete or surplus Equipment at fair market value in the ordinary course of business, and (iv) other Transfers of assets having a fair market value of not more than $100,000 in the aggregate in any fiscal year.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

“Pledged Collateral” means:

(a)    all Shares now owned or hereafter acquired by Borrower;

(b)    with respect to any limited liability company membership units or general or limited partnership interests constituting Shares: (i) all payments or distributions whether in cash, property or otherwise, at any time owing or payable to Borrower on account of its interest as a member or partner, as the case may be, in any of the issuers of such Shares or in the nature of a management or other fee paid or payable by any of such issuers to Borrower; (ii) all of Borrower’s rights and interests under each of the Organizational Documents, including all voting and management rights and all rights to grant or withhold consents or approvals; (iii) all rights of access and inspection to and use of all books and records, including computer software and computer software programs, of each of such issuers; (iv) all other rights, interests, property or claims to which Borrower may be entitled in its capacity as a partner or a member of any such issuer; and (v) all proceeds, income from, increases in and products of any of the foregoing;

(c)    all additional Shares from time to time acquired or formed by Borrower in any manner (which additional Shares shall be deemed to be part of the Pledged Collateral whether or not Schedule 5.16 has been updated in accordance this Agreement), and any certificates, if applicable, representing such additional Shares; and

(d)    all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Shares.

“Prepayment Charge” shall have the meaning assigned to such term in Section 2.5.

“Qualified De-SPAC Transaction” means the closing of the transactions contemplated by the De-SPAC Agreement in which Parent shall have received at least $150,000,000 in unrestricted (including, not subject to any redemption, clawback, escrow or similar encumbrance or restriction) net cash proceeds. For the avoidance of doubt, expenses and fees incurred in connection with the Qualified De-SPAC Transaction shall be excluded from net cash proceeds.

“Qualified Subsidiary” means any direct or indirect Material Domestic Subsidiary or Material Foreign Subsidiary, which as of the Closing Date includes Every Fan Tickets, LLC, a Delaware limited liability company.

“Receivables” means (i) all of Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and business records related thereto.

“Required Lenders” means at any time, the holders of more than 50% of the sum of the aggregate unpaid principal amount of the Term Loans then outstanding.

“Revenue” means Borrower’s consolidated revenue, as determined in accordance with GAAP.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Secured Obligations” means Borrower’s obligations under this Agreement and any Loan Document (other than the Warrants), including any obligation to pay any amount now owing or later arising.

“Shares” means all of the issued and outstanding Equity Interests owned or held of record by each Borrower in any of its Subsidiaries, together with all voting trust certificates evidencing the right to vote of any of the foregoing subject to any voting trust.

“Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations in amounts and on terms and conditions satisfactory to Agent in its reasonable discretion and subject to a subordination agreement in form and substance satisfactory to Agent in its reasonable discretion.

“Subsequent Financing” means the closing of an equity financing transaction of Parent which becomes effective after the Closing Date and results in aggregate proceeds to Borrower of at least $25,000,000.

“Subsidiary” means an entity, whether corporate, partnership, limited liability company, joint venture or otherwise, in which Borrower owns or controls 50% or more of the outstanding voting securities, including each entity listed on Schedule 5.14.

“Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to the Borrower in a principal amount not to exceed the amount set forth under the heading “Closing Date Term Commitment” or “2022 Term Commitment” opposite such Lender’s name on Schedule 1.1.

“Term Loan” means the Closing Date Term Loans and the 2022 Term Loans.

“Term Loan Advance” means any Term Loan funds advanced under this Agreement.

“Term Loan Cash Interest Rate” means (a) with respect to Closing Date Term Loans, for any day a per annum rate of interest equal to the greater of either (i) 10.5% plus the prime rate as reported in The Wall Street Journal minus 5.5%, or (ii) 10.5%, and (b) with respect to 2022 Term Loans, for any day a per annum rate of interest equal to the greater of either (i) 10.5% plus the prime rate as reported in The Wall Street Journal minus 3.50%, or (ii) 10.5%; provided, that upon consummation of the Qualified De-SPAC Transaction, the 2022 Term Loans shall accrue Term Loan Cash Interest Rate at a rate, for any day at a per annum rate of interest equal to the greater of either (i) 9.75% plus the prime rate as reported in The Wall Street Journal minus 3.50%, or (ii) 9.75%. For the avoidance of doubt, clause (b) shall not apply to Closing Date Term Loans.

“Term Loan PIK Interest Rate” means 0.5%.

“Term Loan Maturity Date” means June 1, 2023.

“Third Amendment Effective Date” means April 28, 2022.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof or any other country or any political subdivision thereof.

“Tranche 1 Advance” has the meaning assigned to such term in Section 2.2(a).

“Tranche 1 Commitment” means Thirty Million Dollars ($30,000,000).

“Tranche 2 Commitment” means Thirty Million Dollars ($30,000,000).

“Tranche 2 Commitment End Date” means June 30, 2020, provided however, if Borrower has drawn Term Loan Advances up to the Tranche 1 Commitment prior to June 30, 2020, then the Tranche 2 Commitment End Date shall automatically be extended to March 15, 2021 as long as no Event of Default has occurred that is continuing on such date.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of California, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Warrant” means any warrant entered into in connection with the Loan, as may be amended, restated or modified from time to time.

1.2    Rules of Construction. Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied. Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC.

SECTION 2.    THE LOAN

2.1    [Reserved.]

2.2    Term Loan.

(a)    Advances. Subject to the terms and conditions of this Agreement, Lender will severally (and not jointly) make in an amount not to exceed its respective Term Commitment, and Borrower agrees to draw, a Term Loan Advance of $10,000,000 on the Closing Date (“Tranche 1 Advance”) and a Term Loan Advance of no less than $20,000,000 on the Third Amendment Effective Date. Subject to the terms and conditions of this Agreement, beginning on the Closing Date and continuing through June 15, 2020, Borrower may request, and Lender shall severally (and not jointly) make, additional Term Loan Advances in an aggregate amount not to exceed the Tranche 1 Commitment. Subject to the terms and conditions of this Agreement, beginning on the Closing Date and continuing through the Tranche 2 Commitment End Date, Borrower may request, and Lender shall severally (and not jointly) make, additional Term Loan Advances in an aggregate amount of up to the Tranche 2 Commitment. Subject to the terms and conditions of this Agreement, beginning on the Third Amendment Effective Date and continuing through the 2022 Tranche 1 Commitment End Date, Borrower may request, and Lender shall severally (and not jointly) make, additional Term Loan Advances in an aggregate amount of up to the 2022 Tranche 1 Commitment. Subject to the terms and conditions of this Agreement, beginning on the occurrence of a Qualified De-SPAC Transaction and continuing through the Tranche 2 Commitment End Date, Borrower may request, and Lender shall severally (and not jointly) make, additional Term Loan Advances in an aggregate amount of up to the 2022 Tranche 2 Commitment. The aggregate outstanding Term Loan Advances shall not exceed the Maximum Term Loan Amount, and each individual Term Loan Advance shall be in a minimum amount of either (x) the lesser of Five Million Dollars ($5,000,000) or the remaining amount available for borrowing (under the Tranche 1 Commitment or Tranche 2 Commitment, as applicable) or (y) the lesser of Two Million Five Hundred Thousand Dollars ($2,500,000) or the remaining amount available for borrowing (under the 2022 Tranche 1 Commitment or 2022 Tranche 2 Commitment, as applicable). Each Term Loan Advance of Lender shall not exceed its respective Term Commitment.

(b)     Advance Request. To obtain a Term Loan Advance, Borrower shall complete, sign and deliver an Advance Request (at least three (3) Business Days before the Advance Date other than the Closing Date, which shall be at least one (1) Business Day) to Agent. Lenders shall fund the Term Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent to such Term Loan Advance is satisfied as of the requested Advance Date.

(c)    Interest.

(i)    Term Loan Cash Interest Rate. In addition to interest accrued pursuant to the Term Loan PIK Interest Rate, the principal balance (including, for the avoidance of doubt, any payment-in-kind interest added to principal pursuant to Section 2.2(c)(ii)) of each Term Loan Advance (which shall include both the Closing Date Term Loans and the 2022 Term Loans) shall bear interest thereon from such Advance Date at the applicable Term Loan Cash Interest Rate for such Closing Date Term Loans or such 2022 Term Loans, as applicable, based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed. The Term Loan Cash Interest Rate will float and change on the day the prime rate changes from time to time.

(ii)    Term Loan PIK Interest Rate. In addition to interest accrued pursuant to the Term Loan Cash Interest Rate, the principal balance of each Term Loan Advance (which shall include both the Closing Date Term Loans and the 2022 Term Loans) shall bear interest thereon from such Advance Date at the Term Loan PIK Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed, which amount shall be added to the outstanding principal balance so as to increase the outstanding principal balance of such Term Loan Advance on each payment date for such Advance, which principal amount shall accrue interest payable as provided in Section 2.2(c)(i) and which accrued and unpaid amount shall be payable when the principal amount of the Advance is payable in accordance with Section 2.2(d).

(d)    Payment. Borrower will pay interest on each Term Loan Advance on the first Business Day of each month, beginning the month after the Advance Date for so long as such Term Loan Advance is outstanding. Borrower shall repay the aggregate Term Loan principal balance that is outstanding on the day immediately preceding the Amortization Date, in equal monthly installments of principal and interest (mortgage style) beginning on the Amortization Date and continuing on the first Business Day of each month thereafter until the Secured Obligations (other than inchoate indemnity obligations) are repaid, provided that if the Term Loan Cash Interest Rate is adjusted in accordance with its terms, or the Amortization Date, the Term Loan Maturity Date (with respect to Closing Date Term Loans), or the 2022 Term Loan Maturity Date (with respect to 2022 Term Loans) is extended, the amount of each subsequent monthly installment shall be recalculated. The entire Term Loan principal balance and all accrued but unpaid interest hereunder, shall be due and payable on (x) with respect to Closing Date Term Loans, on the Term Loan Maturity Date, and (y) with respect to 2022 Term Loans, on the 2022 Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Lender will initiate debit entries to the Borrower’s account as authorized on the ACH Authorization (i) on each payment date of all periodic obligations payable to Lender under each Term Advance and (ii) out-of-pocket legal fees and costs incurred by Agent or Lender in connection with Section 11.11 of this Agreement; provided that, with respect to clause (i) above, in the event that Lender or Agent informs Borrower that Lender will not initiate a debit entry to Borrower’s account for a certain amount of the periodic obligations due on a specific payment date, Borrower shall pay to Lender such amount of periodic obligations in full in immediately available funds on such payment date; provided, further, that, with respect to clause (i) above, if Lender or Agent informs Borrower that Lender will not initiate a debit entry as described above later than the date that is three (3) Business Days prior to such payment date, Borrower shall pay to Lender such amount of periodic obligations in full in immediately available funds on the date that is three (3) Business Days after the date on which Lender or Agent notifies Borrower of such; provided, further, that, with respect to clause (ii) above, in the event that Lender or Agent informs Borrower that Lender will not initiate a debit entry to Borrower’s account for certain amount of such out-of-pocket legal fees and costs incurred by Agent or Lender, Borrower shall pay to Lender such amount in full in immediately available funds within three (3) Business Days.

2.3    Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Borrower has actually paid to Lender an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be deemed retroactively applied as of the date of receipt of such payment as follows: first, to the payment of the Secured Obligations consisting of the outstanding principal; second, after all principal is repaid, to the payment of Lender’s accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.

2.4    Default Interest. In the event any payment is not paid on the scheduled payment date (other than a failure to pay due solely to an administrative or operational error of the relevant Lender or Borrower’s bank if the Borrower has the funds to make the payment when due and makes the payment within three (3) Business Days following Borrower’s notice or knowledge of such failure to pay), an amount equal to five percent (5%) of the past due amount shall be payable on demand. In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.2(c) plus five percent (5%) per annum. In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.2(c) or Section 2.4, as applicable.

2.5    Prepayment. At its option, Borrower may at any time prepay all or a portion of the outstanding Advances of each of the Closing Date Term Loans and the 2022 Term Loans by paying the entire principal balance (or such portion thereof), all accrued and unpaid interest thereon, together with a prepayment charge equal to the following percentage of such Advance amount being prepaid: if such Advance amounts are prepaid in any of the first twelve (12) months following the Funding Date with respect to such Advance, 3%; after twelve (12) months but prior to twenty four (24) months, 2%; and thereafter, 1% (each, a “Prepayment Charge”). If at any time Borrower elects to make a prepayment, and at such time, there are outstanding Advances under multiple Tranches, the Prepayment Charge shall be determined by applying the amount of such prepayment in the following order: first, to the outstanding principal amount (and accrued but unpaid interest thereon) of Advances of each of the Closing Date Term Loans and the 2022 Term Loans outstanding under the Tranche with the latest initial funding date; second, to the outstanding principal amount (and accrued but unpaid interest thereon) of Advances of each of the Closing Date Term Loans and the 2022 Term Loans outstanding under the Tranche with the next latest initial funding date and so on until the entire principal balance of all Advances made hereunder (and all accrued but unpaid interest thereon) is paid in full. Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date and the Prepayment Charge upon the occurrence of a Change in Control. Notwithstanding the foregoing, Agent and Lender agree to waive the Prepayment Charge if Agent and Lender (in its sole and absolute discretion) agree in writing to refinance the Advances prior to (i) with respect to the Closing Date Term Loans, the Term Loan Maturity Date, and (ii) with respect to the 2022 Term Loans, the 2022 Term Loan Maturity Date.

2.6    Treatment of Prepayment Charge and End of Term Charge. Borrower agrees that the Prepayment Charge and any End of Term Charge is a reasonable calculation of Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advances of the Closing Date Term Loans and/or the 2022 Term Loans, as applicable. Borrower agrees that any Prepayment Charge payable shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination, and Borrower agrees that it is reasonable under the circumstances currently existing and existing as of the Closing Date (with respect to the Closing Date Term Loans) and as of the Third Amendment Effective Date (with respect to the 2022 Term Loans).

The Prepayment Charge and the End of Term Charge shall also be payable in the event the Secured Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure, or by any other means. Borrower expressly waives (to the fullest extent it may lawfully do so) the provisions of any present or future statute or law that prohibits or may prohibit the collection of the foregoing Prepayment Charge and End of Term Charge in connection with any such acceleration. Borrower agrees (to the fullest extent that each may lawfully do so): (a) each of the Prepayment Charge and End of Term Charge is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (b) each of the Prepayment Charge and End of Term Charge shall be payable notwithstanding the then prevailing market rates at the time payment is made; (c) there has been a course of conduct between the Lenders and Borrower giving specific consideration in this transaction for such agreement to pay each of the Prepayment Charge and End of Term Charge as a charge (and not interest) in the event of prepayment or acceleration; (d) Borrower shall be estopped from claiming differently than as agreed to in this paragraph. Borrower expressly acknowledges that their agreement to pay each of the Prepayment Charge and End of Term Charge to the Lenders as herein described was on the Closing Date and the Third Amendment Effective Date and continues to be a material inducement to the Lenders to provide the Closing Date Term Loans and/or the 2022 Term Loans, as applicable.

2.7    Due Diligence Fee. The Due Diligence Fee has been paid by Borrower prior to the Closing Date.

2.8    End of Term Fee. On the earliest to occur of (i) the 2022 Term Loan Maturity Date, (ii) the date that Borrower repays, either fully or partially, the outstanding 2022 Term Loans, or (iii) the date that the outstanding 2022 Term Loans become due and payable, Borrower shall pay the Lenders a charge as follows (the “End of Term Charge”): if such Advance amounts are repaid in any of the first twelve (12) months following the Funding Date with respect to such Advance, 0% of the aggregate 2022 Term Loans so repaid; after twelve (12) months but prior to twenty four (24) months, 1% of the aggregate 2022 Term Loan so repaid; on or after twenty four (24) months but prior to thirty six (36) months, 2% of the aggregate 2022 Term Loan so repaid; and thereafter, 4% of the aggregate 2022 Term Loan so repaid. Notwithstanding the required payment date of such End of Term Charge, the applicable pro rata portion of the End of Term Charge shall be deemed earned by the Lenders as of each date a Term Loan Advance of a 2022 Term Loan is made. For the avoidance of doubt, if a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately preceding Business Day.

2.9    Pro Rata Treatment; Application of Payments. Each payment (including prepayment) on account of any fee and any reduction of the Term Loan Advances (including Advances of the 2022 Term Loans) shall be made pro rata according to the Term Commitments of the relevant Lender. The Term Loan Advances (including Advances of the 2022 Term Loans) shall be made pro rata according to the Term Commitments of the relevant Lender. Lender has the exclusive right to determine the order and manner in which all payments with respect to the Secured Obligations may be applied. No Borrower shall have a right to specify the order or the accounts to which Lender shall allocate or apply any payments made by Borrower to Lender or otherwise received by Lender under this Agreement when any such allocation or application is not expressly specified elsewhere in this Agreement.

2.10    Withholding. Payments received by Agent or Lender from Borrower under any Loan Document shall be made free and clear of and without deduction for any taxes, levies, deductions, withholdings, assessments, fees or other charges imposed by any governmental authority. Specifically, however, if at any time any governmental authority, applicable law, regulation or international agreement requires Borrower to make any withholding or deduction from any such payment or other sum payable hereunder to Agent or Lender, such payment or other sum payable hereunder shall be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, Agent or

Lender, as applicable receives a net sum equal to the sum which it would have received had no withholding or deduction been required, and Borrower shall pay the full amount withheld or deducted to the relevant governmental authority. Borrower shall, upon request, furnish Agent with proof reasonably satisfactory to Agent indicating that Borrower has made such withholding payment. The agreements and obligations of Borrower contained in this Section shall survive the termination of this Agreement.

SECTION 3.    SECURITY INTEREST

3.1    Grant of Security Interest. As security for the prompt and complete payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Borrower grants to Agent a security interest in all of Borrower’s right, title, and interest in, to and under all of Borrower’s personal property and other assets including without limitation the following (except as set forth herein) whether now owned or hereafter acquired (collectively, the “Collateral”): (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles; (e) Inventory; (f) Investment Property; (g) Deposit Accounts; (h) Cash; (i) Goods; and all other tangible and intangible personal property of Borrower whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located, and any of Borrower’s property in the possession or under the control of Agent; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

3.2    Excluded Collateral. Notwithstanding the broad grant of the security interest set forth in Section 3.1, above, the Collateral shall not include Intellectual Property, provided, however, that the Collateral shall include all Accounts and General Intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the Intellectual Property (the “Rights to Payment”). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the date of this Agreement, include the Intellectual Property to the extent necessary to permit perfection of Agent’s security interest in the Rights to Payment.

3.3    Pledged Collateral.

(a)    Borrower hereby pledges, collaterally assigns and grants to Agent a security interest in the Pledged Collateral, as security for the performance of the Secured Obligations. Borrower irrevocably waives any and all of its rights under those provisions of any Organizational Documents of (and the laws under which there has been organized) each Subsidiary which is a limited liability company or limited partnership, respectively, that (a) prohibit, restrict, condition or otherwise affect the grant hereunder of any security interest or lien on any of the Pledged Collateral or any enforcement action which may be taken in respect of any such security interest or lien or (b) otherwise conflict with the terms of this Section 3.3. To the extent that this provision is inconsistent with the terms of such Organizational Documents, as applicable, of any such Subsidiary, such Organizational Document, as applicable, shall be deemed to be amended so as to be consistent with the terms of this Section 3.3. With respect to any Shares in a limited liability company or limited partnership, Borrower hereby irrevocably consents to the grant of the security interest provided for herein and to Agent or its nominee becoming a member or limited or general partner, as applicable, in such limited liability company or limited partnership, as applicable (including succeeding to any management rights appurtenant thereto), pursuant to a disposition thereof in connection with (or in lieu of) an exercise of remedies pursuant to Section 10; provided that such successor member or partner, as applicable, then agrees in writing to be bound by, and a party to, the applicable Organizational Document.

(b)    So long as no Event of Default shall have occurred and be continuing, Borrower shall be entitled to vote such Shares and to give consents, waivers and ratifications in respect of Shares;

provided, however, that no vote shall be cast or consent, waiver or ratification given by Borrower if the effect thereof would impair any Agent’s rights with respect to the Pledged Collateral or be inconsistent with or result in any violation of any of the provisions of this Agreement or any of the Loan Documents. Any sums or other property paid or distributed upon or with respect to any of the Pledged Collateral, whether by dividend or redemption or upon the liquidation or dissolution or recapitalization or reclassification of the capital of any issuer of the applicable Shares or otherwise, shall constitute Collateral, and when paid, shall be deposited into a Controlled Account. All such rights of Borrower to receive cash dividends and distributions with respect to Shares owned by Borrower, and all right to vote and give consents, waivers and ratifications with respect to such Shares, shall cease upon the occurrence and during the continuation of an Event of Default, and any sums or other property paid or distributed upon or with respect to any of the Pledged Collateral, whether by dividend or redemption or upon the liquidation or dissolution or recapitalization or reclassification of the capital of any issuer of the applicable Shares or otherwise, shall, be paid over and delivered to Agent.

SECTION 4.    CONDITIONS PRECEDENT TO LOAN

The obligations of Lender to make the Loan hereunder are subject to the satisfaction by Borrower of the following conditions:

4.1    Initial Advance. On or prior to the Closing Date, Borrower shall have delivered to Agent the following:

(a)    executed copies of the following, in form and substance acceptable to Agent:

(i)    this Agreement;

(ii)    the Warrant;

(iii)    the completed ACH Authorization;

(iv)    Perfection Certificate;

(v)    a duly executed certificate of an officer of Borrower, certifying and attaching copies of (x) resolutions of Borrower’s board of directors evidencing approval of (y) the Loan and other transactions evidenced by the Loan Documents and the Warrants and transactions evidenced thereby; and (z) certified copies of the Organizational Documents of Borrower;

(vi)    Account Control Agreement with Silicon Valley Bank; and

(vii)    any other Loan Documents; and

(b)    a legal opinion of Borrower’s counsel;

(c)    all other documents and instruments reasonably required by Agent to effectuate the transactions contemplated hereby or to create and perfect the Liens of Agent with respect to all Collateral, in all cases in form and substance reasonably acceptable to Agent:

(d)    a certificate of good standing for Borrower from its state of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified could have a Material Adverse Effect;

(e)    payment of the Facility Charge and reimbursement of Agent’s and Lender’s current expenses reimbursable pursuant to this Agreement, which amounts may be deducted from the initial Advance;

(f)    all certificates of insurance and copies of each insurance policy required hereunder; and

(g)    such other documents as Agent may reasonably request.

4.2    All Advances. On each Advance Date:

(a)    Agent shall have received (i) an Advance Request for the relevant Advance as required by Section 2.2(b), each duly executed by Borrower’s Chief Executive Officer or Chief Financial Officer, and (ii) any other documents Agent may reasonably request;

(b)    The representations and warranties set forth in this Agreement shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c)    Borrower shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Advance no Event of Default shall have occurred and be continuing.

(d)    Each Advance Request shall be deemed to constitute a representation and warranty by Borrower on the relevant Advance Date as to the matters specified in subsections (b) and (c) of this Section 4.2 and as to the matters set forth in the Advance Request.

4.3    No Default. As of the Closing Date and each Advance Date, (i) no fact or condition exists that could (or could, with the passage of time, the giving of notice, or both) constitute an Event of Default and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

SECTION 5.    REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower represents and warrants that:

5.1    Corporate Status. Borrower is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect. Borrower’s present name, former names (if any), locations, place of formation, tax identification number, organizational identification number and other information are correctly set forth in Exhibit B, as may be updated by Borrower in a written notice (including any Compliance Certificate) provided to Agent after the Closing Date.

5.2    Collateral. Borrower owns the Collateral and the Intellectual Property, free of all Liens, except for Permitted Liens. Borrower has the power and authority to grant to Agent a Lien in the Collateral as security for the Secured Obligations.

5.3    Consents. Borrower’s execution, delivery and performance of this Agreement and all other Loan Documents (including Borrower’s execution of the Warrants), (i) have been duly authorized by all necessary corporate action of Borrower, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens and the Liens created by this Agreement and the other Loan Documents, (iii) do not violate any provisions of Borrower’s Certificate or Articles of Incorporation (as applicable), bylaws, or any, law, regulation, order, injunction, judgment, decree or writ to which Borrower is subject and (iv) except as described on Schedule 5.3, do not violate any contract or agreement or require the consent or approval of any other Person which has not already been obtained.

The individual or individuals executing the Loan Documents and the Warrants are duly authorized to do so.

5.4    Material Adverse Effect. No event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing. Borrower is not aware of any event likely to occur that is reasonably expected to result in a Material Adverse Effect.

5.5    Actions Before Governmental Authorities. There are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of Borrower, threatened against or affecting Borrower or its property, that is reasonably expected to result in a Material Adverse Effect.

5.6    Laws.

(a)    Neither Borrower nor any of its Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default is reasonably expected to result in a Material Adverse Effect. Borrower is not in default in any manner under any provision of any agreement or instrument evidencing material Indebtedness, or any other material agreement to which it is a party or by which it is bound.

(b)    Neither Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Neither Borrower nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Neither Borrower’s nor any of its Subsidiaries’ properties or assets has been used by Borrower or such Subsidiary or, to Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws. Borrower and each of its Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary to continue their respective businesses as currently conducted.

(c)    None of Borrower, any of its Subsidiaries, or any of Borrower’s or its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. None of Borrower, any of its Subsidiaries, or to the knowledge of Borrower and any of their Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law. None of the funds to be provided under this Agreement will be used, directly or indirectly, (a) for any activities in violation of any applicable anti-money laundering, economic sanctions and anti-bribery laws and regulations laws and regulations or (b) for any payment to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

5.7    Information Correct and Current. No information, report, Advance Request, financial statement, exhibit or schedule furnished, by or on behalf of Borrower to Agent in connection with any Loan Document or included therein or delivered pursuant thereto contained, or, when taken as a whole, contains or shall contain any material misstatement of fact or, when taken together with all other such information or documents, omitted, omits or shall omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading at the time such statement was made or deemed made. Additionally, any and all financial or business projections provided by Borrower to Agent, whether prior to or after the Closing Date, shall be (i) provided in good faith and based on the most current data and information available to Borrower, and (ii) the most current of such projections provided to Borrower’s Board of Directors (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Borrower, that no assurance is given that any particular projections will be realized, that actual results may differ).

5.8    Tax Matters. Except those being contested in good faith with adequate reserves under GAAP, (a) Borrower has filed all material federal, state and local tax returns that it is required to file, (b) Borrower has duly paid or fully reserved for all material taxes or installments thereof (including any interest or penalties) as and when due, which have or may become due pursuant to such returns, and (c) Borrower has paid or fully reserved for any material tax assessment received by Borrower for the three (3) years preceding the Closing Date, if any (including any taxes being contested in good faith and by appropriate proceedings).

5.9    Intellectual Property. Borrower is the sole owner of, or otherwise has the right to use, the Intellectual Property material to Borrower’s business. (i) Each of the material Copyrights, Trademarks and Patents is valid and enforceable, (ii) no material part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and (iii) no claim has been made to Borrower that any material part of the Intellectual Property violates the rights of any third party. Exhibit C is a true, correct and complete list of each of Borrower’s Patents, registered Trademarks, registered Copyrights, and material agreements under which Borrower licenses Intellectual Property from third parties (other than shrink-wrap software licenses), together with application or registration numbers, as applicable, owned by Borrower or any Subsidiary, in each case as of the Closing Date. Borrower is not in material breach of, nor has Borrower failed to perform any material obligations under, any of the foregoing contracts, licenses or agreements and, to Borrower’s knowledge, no third party to any such contract, license or agreement is in material breach thereof or has failed to perform any material obligations thereunder.

5.10    Intellectual Property Rights. Borrower has all material rights with respect to Intellectual Property necessary or material in the operation or conduct of Borrower’s business as currently conducted and proposed to be conducted by Borrower. Without limiting the generality of the foregoing, and in the case of Licenses, except for restrictions that are unenforceable under Division 9 of the UCC, (i) Borrower has the right, to the extent required to operate Borrower’s business, to freely transfer, license or assign Intellectual Property necessary or material in the operation or conduct of Borrower’s business as currently conducted and proposed to be conducted by Borrower, without condition, restriction or payment of any kind (other than license payments in the ordinary course of business) to any third party, and (ii) no material in-bound License prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such License. Borrower owns or has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software and other items that are material to Borrower’s business and used in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of Borrower Products except customary covenants in inbound license agreements and equipment leases where Borrower is the licensee or lessee.

5.11    Borrower Products. No Intellectual Property owned by Borrower or Borrower Product has been or is subject to any actual or, to the knowledge of Borrower, threatened litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner Borrower’s use, transfer or licensing thereof or that may affect the validity, use or enforceability thereof. There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding that obligates Borrower to grant licenses or ownership interest in any future Intellectual Property related to the operation or conduct of the business of Borrower or Borrower Products. Borrower has not received any written notice or claim, or, to the knowledge of Borrower, oral notice or claim, challenging or questioning Borrower’s ownership in any Intellectual Property (or written notice of any claim challenging or questioning the ownership in any licensed Intellectual Property of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto nor, to Borrower’s knowledge, is there a reasonable basis for any such claim. Neither Borrower’s use of its Intellectual Property nor the production and sale of Borrower Products infringes the Intellectual Property or other rights of others. Borrower is not a party to a material in-bound License except as set forth on Exhibit C.

5.12    Financial Accounts. Exhibit D, as may be updated by the Borrower in a written notice provided to Agent after the Closing Date (provided however any updates to Exhibit D with respect to the addition or modification to any Excluded Account shall require the prior written approval of Agent), is a true, correct and complete list of (a) all banks and other financial institutions at which Borrower or any Subsidiary maintains Deposit Accounts and (b) all institutions at which Borrower or any Subsidiary maintains an account holding Investment Property, and such exhibit correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, the complete account number therefor, and the balance in such account as of the Closing Date.

5.13    Employee Loans. Borrower has no outstanding loans to any employee, officer or director of the Borrower nor has Borrower guaranteed the payment of any loan made to an employee, officer or director of the Borrower by a third party.

5.14    Capitalization and Subsidiaries. Borrower’s capitalization as of the Closing Date is set forth on Schedule 5.14 annexed hereto. Borrower does not own any stock, partnership interest or other securities of any Person, except for Permitted Investments. Attached as Schedule 5.14, as may be updated by Borrower in a written notice provided after the Closing Date, is a true, correct and complete list of each Subsidiary.

5.15    Foreign Subsidiary Voting Rights. No decision or action in any governing document of any Foreign Subsidiary requires a vote of greater than 50.1% of the Equity Interests or voting rights of such Foreign Subsidiary.

5.16    Pledged Collateral; Instruments. All Shares are validly issued, fully paid and non-assessable. Borrower has full power, authority and legal right to execute, deliver and perform its obligations under this Agreement and to pledge and grant a security interest in all of the Pledged Collateral pursuant to Section 3.3, and the execution, delivery and performance thereof and the pledge of and granting of a security interest in the Pledged Collateral under this Agreement have been duly authorized by all necessary corporate, limited liability company, partnership or other equivalent action and do not contravene any law, rule or regulation or any provision of the organizational documents of Borrower or of any judgment, decree or order of any tribunal or of any agreement or instrument to which Borrower is a party or by which it or any of its property is bound or affected or constitute a default thereunder. With respect to issuers of Shares that are limited liability companies or partnerships (general or limited), Borrower is a duly constituted member or partner, as applicable, of such limited liability company, partnership, as applicable, pursuant to the applicable Organizational Documents, as applicable, of such issuer. All certificates representing Borrower’s interest in Pledged Collateral have been delivered to Agent, together with duly executed transfer powers or other appropriate instruments of transfer (each in form and substance satisfactory to Agent), duly executed in blank by Borrower. Schedule 5.16, as the same may be updated from time to time in accordance with Section 7.24, sets forth a true and accurate schedule of all Shares and all Instruments owned by Borrower.

SECTION 6.    INSURANCE; INDEMNIFICATION

6.1    Coverage. Borrower shall cause to be carried and maintained commercial general liability insurance, on an occurrence form, against risks customarily insured against in Borrower’s line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 6.3. Borrower must maintain a minimum of $2,000,000 of commercial general liability insurance for each occurrence. Borrower has and agrees to maintain a minimum of $2,000,000 of directors’ and officers’ insurance for each occurrence and $5,000,000 in the aggregate. So long as there are any Secured Obligations outstanding, Borrower shall also cause to be carried and maintained insurance upon the Collateral, insuring against all risks of physical loss or damage howsoever caused, in an amount not less than the full replacement cost of the Collateral, provided that such insurance may be subject to standard exceptions and deductibles.

6.2    Certificates. Borrower shall deliver to Agent certificates of insurance that evidence Borrower’s compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2. Borrower’s insurance certificate shall state Agent (shown as “Hercules Capital, Inc.”, as “Agent”) is an additional insured for commercial general liability, a loss payee for all risk property damage insurance, subject to the insurer’s approval, and a loss payee for property insurance and additional insured for liability insurance for any future insurance that Borrower may acquire from such insurer. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance. All certificates of insurance will provide for a minimum of thirty (30) days advance written notice to Agent of cancellation (other than cancellation for non-payment of premiums, for which ten (10) days’ advance written notice shall be sufficient) or any other change adverse to Agent’s interests. Any failure of Agent to scrutinize such insurance certificates for compliance is not a waiver of any of Agent’s rights, all of which are reserved. Borrower shall provide Agent with copies of each insurance policy, and upon entering or amending any insurance policy required hereunder, Borrower shall provide Agent with copies of such policies and shall promptly deliver to Agent updated insurance certificates with respect to such policies.

6.3    Indemnity. Borrower agrees to indemnify and hold Agent, Lender and their officers, directors, employees, agents, in-house attorneys, representatives and shareholders (each, an “Indemnified Person”) harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal) (collectively, “Liabilities”), that may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases Liabilities to the extent resulting solely from any Indemnified Person’s gross negligence or willful misconduct. Borrower agrees to pay, and to save Agent and Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes (excluding taxes imposed on or measured by the net income of Agent or Lender) that may be payable or determined to be payable with respect to any of the Collateral or this Agreement. In no event shall any Indemnified Person be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). This Section 6.3 shall survive the repayment of indebtedness under, and otherwise shall survive the expiration or other termination of, the Loan Agreement.

SECTION 7.    COVENANTS OF BORROWER

Borrower agrees as follows:

7.1    Financial Reports. Borrower shall furnish to Agent the financial statements and reports listed hereinafter (the “Financial Statements”):

(a)    as soon as practicable (and in any event within 30 days) after the end of each month, unaudited interim and year-to-date financial statements as of the end of such month (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, all certified by Borrower’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, (ii) that they are subject to normal year-end adjustments, and (iii) they do not contain certain non-cash items that are customarily included in quarterly and annual financial statements;

(b)    as soon as practicable (and in any event within 30 days) after the end of each calendar quarter, unaudited interim and year-to-date financial statements as of the end of such calendar quarter (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, certified by Borrower’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, and (ii) that they are subject to normal year-end adjustments; as well as the most recent capitalization table for Borrower, including the weighted average exercise price of employee stock options;

(c)    as soon as practicable (and in any event within 30 days) after the end of each month and each quarter, key performance indicator reports;

(d)    as soon as practicable (and in any event within one hundred eighty (180) days) after the end of each fiscal year, unqualified audited financial statements as of the end of such year (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Agent, accompanied by any management report from such accountants; provided however that Borrower shall have until October 31, 2019 to deliver the foregoing with respect to fiscal year ended December 31, 2018;

(e)    as soon as practicable (and in any event within 30 days) after the end of each month, a Compliance Certificate in the form of Exhibit E;

(f)    as soon as practicable (and in any event within 30 days) after the end of each month, a report showing agings of accounts receivable and accounts payable;

(g)    promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports that Borrower has made available either to the holders of its Preferred Stock or to any lenders and copies of any regular, periodic and special reports or registration statements that Borrower files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or any national securities exchange;

(h)    at the same time and in the same manner as it gives to its directors, copies of all notices, minutes, consents and other materials that Borrower provides to its directors in connection with meetings of the Board of Directors, and within 30 days after each such meeting, minutes of such meeting, provided that in all cases Borrower may exclude information that Borrower reasonably and in good faith believes is extremely sensitive;

(i)    annual financial and business projections and budget promptly following their approval by Borrower’s Board of Directors, and in any event, within 30 days after the beginning of such fiscal year, and promptly following any update to such projections or budget that is approved by Borrower’s Board of Directors, as well as budgets, operating plans and other financial information reasonably requested by Agent; and

(j)    upon the acquisition of Collateral consisting of Shares or Instruments, immediately notify Agent thereof and deliver an updated Schedule 5.16, together with all original certificates representing such Shares and such Instruments, together with transfer powers or other instruments of transfer or other documents, duly executed in blank, in each case, in form satisfactory to Agent;

(k)    immediate notice if Borrower or any Subsidiary has knowledge that Borrower, or any Subsidiary or Affiliate of Borrower, is listed on the OFAC Lists or (i) is convicted on, (ii) pleads nolo contendere to, (iii) is indicted on, or (iv) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.

Borrower shall not (without the consent of Agent, such consent not to be unreasonably withheld or delayed), make any change in its (a) accounting policies or reporting practices, except to the extent necessary to conform with changes in GAAP or (b) fiscal years or fiscal quarters. The fiscal year of Borrower shall end on December 31.

The executed Compliance Certificate may be sent via email to Agent at legal@htgc.com. All Financial Statements required to be delivered pursuant to clauses (a), (b) and (c) shall be sent via e-mail to financialstatements@htgc.com with a copy to legal@htgc.com provided, that if e-mail is not available or sending such Financial Statements via e-mail is not possible, they shall be faxed to Agent at: (650) 473-9194, attention Account Manager: SeatGeek, Inc.

7.2    Management Rights. Borrower shall permit any representative that Agent or Lender authorizes, including its attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of Borrower at reasonable times and upon reasonable notice during normal business hours; provided, however, that so long as no Event of Default has occurred and is continuing, such examinations shall be limited to no more often than once per fiscal year. In addition, any such representative shall have the right to meet with management and officers of Borrower to discuss such books of account and records. In addition, Agent or Lender shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Borrower concerning significant business issues affecting Borrower. Such consultations shall not unreasonably interfere with Borrower’s business operations. The parties intend that the rights granted Agent and Lender shall constitute “management rights” within the meaning of 29 C.F.R. Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation by Agent or Lender with respect to any business issues shall not be deemed to give Agent or Lender, nor be deemed an exercise by Agent or Lender of, control over Borrower’s management or policies.

7.3    Further Assurances. Borrower shall from time to time execute, deliver and file, alone or with Agent, any financing statements, security agreements, collateral assignments, notices, control agreements, promissory notes or other documents to perfect or give the highest priority to Agent’s Lien on the Collateral or otherwise evidence Agent’s rights herein. Borrower shall from time to time procure any instruments or documents as may be reasonably requested by Agent, and take all further action that may be necessary, or that Agent may reasonably request, to perfect and protect the Liens granted hereby and thereby. In addition, and for such purposes only, Borrower hereby authorizes Agent to execute and deliver on behalf of Borrower and to file such financing statements (including an indication that the financing statement covers “all assets or all personal property” of Borrower in accordance with Section 9-504 of the UCC), collateral assignments, notices, control agreements, security agreements and other documents without the signature of Borrower either in Agent’s name or in the name of Agent as agent and attorney-in-fact for Borrower. Borrower shall protect and defend Borrower’s title to the Collateral and Agent’s Lien thereon against all Persons claiming any interest adverse to Borrower or Agent other than Permitted Liens.

7.4    Indebtedness. Borrower shall not create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness, or prepay any Indebtedness, or repay the PPP Loan, or take any actions which impose on Borrower an obligation to prepay any Indebtedness, except for (a) the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion, (b) purchase money Indebtedness pursuant to its then applicable payment schedule, (c) prepayment by any Subsidiary of (i) inter-company Indebtedness owed by such Subsidiary to any Borrower, or (ii) if such Subsidiary is not a Borrower, intercompany Indebtedness owed by such Subsidiary to another Subsidiary that is not a Borrower or (d) as otherwise permitted hereunder or approved in writing by Agent. Notwithstanding anything to the contrary herein, so long as no Event of Default has occurred and is continuing, Borrower may make payments of principal and interest on the PPP Loan in accordance with the amortization schedule thereunder.

7.5    Collateral. Borrower shall at all times keep the Collateral, the Intellectual Property and all other property and assets used in Borrower’s business or in which Borrower now or hereafter holds any interest free and clear from any legal process or Liens whatsoever (except for Permitted Liens), and shall give Agent prompt written notice of any legal process affecting the Collateral, the Intellectual Property, such other property and assets, or any Liens thereon, provided however, that the Collateral and such other property and assets may be subject to Permitted Liens except that there shall be no Liens whatsoever on Intellectual Property. Borrower shall not agree with any Person other than Agent or Lender not to encumber its property. Borrower shall not enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Borrower to create, incur, assume or suffer to exist any Lien upon any of its Intellectual Property, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or capital lease obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (c) customary restrictions on the assignment of leases, licenses and other agreements. Borrower shall cause its Subsidiaries to protect and defend such Subsidiary’s title to its assets from and against all Persons claiming any interest adverse to such Subsidiary, and Borrower shall cause its Subsidiaries at all times to keep such Subsidiary’s property and assets free and clear from any legal process or Liens whatsoever (except for Permitted Liens, provided however, that there shall be no Liens whatsoever on Intellectual Property), and shall give Agent prompt written notice of any legal process affecting such Subsidiary’s assets.

7.6    Investments. Borrower shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

7.7    Distributions. Borrower shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other Equity Interest other than the Equity Interests of Parent pursuant to employee, director or consultant repurchase plans or other similar agreements approved by Parent’s board of directors, provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or Equity Interest and is in compliance with clause (iii) of the defined term Permitted Investments, or (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other Equity Interest, except that a Subsidiary may pay dividends or make distributions to Borrower, or (c) lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party in excess of $100,000 in the aggregate or (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of $100,000 in the aggregate.

7.8    Transfers. Except for Permitted Transfers, Borrower shall not, and shall not allow any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of its assets.

7.9    Mergers or Acquisitions. Borrower shall not merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of (a) a Subsidiary which is not a Borrower into another Subsidiary or into Borrower, (b) a Borrower into another Borrower, or (c) the consummation of the Qualified De-SPAC Transaction), or acquire, or permit any of its Subsidiaries to acquire, in each case including for the avoidance of doubt, through a merger, purchase, in-licensing arrangement or any similar transaction, all or substantially all of the capital stock or property of another Person.

7.10    Taxes. Borrower and its Subsidiaries shall pay when due all material taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against Borrower, Agent, Lender or the Collateral or upon Borrower’s ownership, possession, use, operation or disposition thereof or upon Borrower’s rents, receipts or earnings arising therefrom. Borrower shall file on or before the due date therefor all personal property tax returns in respect of the Collateral. Notwithstanding the foregoing, Borrower may contest, in good faith and by appropriate proceedings, taxes for which Borrower maintains adequate reserves therefor in accordance with GAAP.

7.11    Corporate Changes. Neither Borrower nor any Subsidiary shall change its corporate name, legal form or jurisdiction of formation without twenty (20) days’ prior written notice to Agent. Neither Borrower nor any Subsidiary shall suffer a Change in Control. Neither Borrower nor any Subsidiary shall relocate its chief executive office or its principal place of business unless: (i) it has provided prior written notice to Agent; and (ii) such relocation shall be within the continental United States of America. Neither Borrower nor any Qualified Subsidiary shall relocate any item of Collateral (other than (x) sales of Inventory in the ordinary course of business, (y) relocations of Equipment having an aggregate value of up to $150,000 in any fiscal year, and (z) relocations of Collateral from a location described on Exhibit B to another location described on Exhibit B) unless (i) it has provided prompt written notice to Agent, (ii) such relocation is within the continental United States of America and, (iii) if such relocation is to a third party bailee, it has delivered a bailee agreement in form and substance reasonably acceptable to Agent.

7.12    Deposit Accounts. Neither Borrower nor any Qualified Subsidiary shall maintain any Deposit Accounts, or accounts holding Investment Property, except with respect to which Agent has an Account Control Agreement and except for Excluded Accounts; provided however, that Borrower shall have thirty (30) days following the Closing Date to comply with the foregoing with respect to its existing accounts maintained at Bank of America; and during such thirty (30) day period the aggregate amount maintained by Borrower or any Qualified Subsidiary in all domestic Deposit Accounts and/or other domestic accounts holding Investment Property that are not subject to an Account Control Agreement shall not exceed $8,000,000 at any time (not including the balances maintained in Excluded Accounts). The balance maintained in any Excluded Account shall not exceed the Maximum Permitted Balance set forth on Exhibit D with respect to such account at any time; provided however, any amount in excess of such Maximum Permitted Balance with respect to Borrower’s account maintained with Transferwise or TopTix USA LLC’s account with Leumi shall be permitted as long as such excess is transferred to Borrower’s Account(s) that are subject to an Account Control Agreement within three (3) Business Days of the occurrence of such excess. The aggregate balance of all foreign accounts maintained by all Subsidiaries that are not Borrower(s) shall not exceed $4,000,000 at any time.

7.13    Subsidiaries. Borrower shall notify Agent of each Subsidiary formed subsequent to the Closing Date and, within 15 days of formation, and if requested by Agent, shall cause any Qualified Subsidiary to execute and deliver to Agent a Joinder Agreement.

7.14    [Reserved]

7.15    Notification of Event of Default. Borrower shall notify Agent immediately of the occurrence of any Event of Default.

7.16    [Reserved]

7.17    Use of Proceeds. Borrower agrees that the proceeds of the Loans (including the 2022 Term Loans) shall be used solely to pay related fees and expenses in connection with this Agreement and for working capital and general corporate purposes. The proceeds of the Loans will not be used in violation of Anti-Corruption Laws or applicable Sanctions.

7.18    Foreign Subsidiary Voting Rights. Borrower shall not, and shall not permit any Subsidiary, to amend or modify any governing document of any Foreign Subsidiary of Borrower the effect of which is to require a vote of greater than 50.1% of the Equity Interests or voting rights of such entity for any decision or action of such entity.

7.19    Subsidiary Downstreaming. Without limiting any other covenant set forth in this Agreement, Borrower shall not loan, invest, transfer, or downstream any cash or other assets or property (including through cost22 plus transfer arrangements) to any Subsidiary that is not a Borrower hereunder in excess of $3,000,000 per fiscal quarter. Notwithstanding anything to the contrary in the preceding sentence of this· Section 7 .19 and otherwise in this Agreement, Borrower may, solely during the fiscal year of 2020, loan, invest, transfer, or otherwise downstream a total amount not to exceed $2,000,000 to SeatGeek Israel Ltd, a fully-owned Subsidiary of Parent formed under the laws of Israel, to be used as capital expenditures required for acquiring and completing its Israeli office space.

7.20    Compliance with Laws.

(a)    Borrower shall maintain, and shall cause its Subsidiaries to maintain, compliance in all material respect with all applicable laws, rules or regulations (including any law, rule or regulation with respect to the making or brokering of loans or financial accommodations), and shall, or cause its Subsidiaries to, obtain and maintain all required governmental authorizations, approvals, licenses, franchises, permits or registrations reasonably necessary in connection with the conduct of Borrower’s business. Borrower shall not become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System).

(b)    Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries permit any Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries, permit any Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

(c)    Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

(d)    None of Borrower, any of its Subsidiaries or any of their respective directors, officers or employees, or to the knowledge of Borrower, any agent for Borrower or its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

7.21    Financial Covenants. None.

7.22    Intellectual Property.

(a)    Borrower (i) shall protect, defend and maintain the validity and enforceability of its Intellectual Property; (ii) promptly advise Agent in writing of material infringements of its Intellectual Property; and (iii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Agent’s written consent.

(b)    If Borrower decides to register any Copyrights or mask works in the United States Copyright Office, Borrower shall: (x) provide Agent with at least fifteen (15) days prior written notice of Borrower’s intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Agent may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Agent in the proceeds of such Copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the Copyright or mask work application(s) with the United States Copyright Office.

(c)    Borrower shall provide written notice to Agent within ten (10) days of any Borrower entering or becoming bound by any material in-bound License (other than off the shelf software and services that are commercially available to the public).

7.23    Transactions with Affiliates. Borrower shall not and shall not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction of any kind with any Affiliate of Borrower or such Subsidiary on terms that are less favorable to Borrower or such Subsidiary, as the case may be, than those that might be obtained in an arm’s length transaction from a Person who is not an Affiliate of Borrower or such Subsidiary.

7.24    Pledged Collateral. Borrower shall, (a) at Borrower’s expense, promptly execute, acknowledge and deliver all such instruments and take all such actions as Agent from time to time may reasonably request in order to ensure to Agent the benefits of the pledge intended to be created by Section 3.3, shall maintain, preserve and defend the title to the Pledged Collateral and the Lien of the Collateral in favor of Agent thereon against the claim of any other Person; and (b) upon obtaining any Shares after the Closing Date that are required be pledged in accordance with this Agreement, shall immediately (i) deliver to Agent an updated Schedule 5.16 hereto, in form and substance satisfactory to Agent, identifying such additional Shares, and (ii) deliver or otherwise cause the transfer of such additional Shares (including any certificates and duly executed transfer powers or other instruments of transfer executed in blank and in form and substance satisfactory to Agent) to Agent. Borrower hereby authorizes Agent to attach such updated Schedule 5.16 to this Agreement and agrees that all Shares listed thereon shall for all purposes hereunder constitute Pledged Collateral.

7.25    Post-Closing Covenants.

(a)    On or before June 14, 2019, Borrower shall deliver to Agent a fully executed Account Control Agreement with respect to its investment account maintained at Silicon Valley Bank, numbered 19-SV1244-56547, in form and substance satisfactory to Agent.

(b)    Within thirty (30) days of the Closing Date, Borrower shall deliver to Agent each of the following, in form and substance satisfactory to Agent: (i) the share certificates representing the Shares held by Borrower, if certificated, and duly executed stock powers/stock transfer forms executed in blank; (ii) the original signed Warrant issued on the Closing Date, and (iii) endorsements to Borrower’s property and liability insurance policies in favor of Agent.

(c)    Within sixty (60) days of the Closing Date, Borrower shall deliver to Agent each of the following, in form and substance satisfactory to Agent: evidence of the dissolution of TopTix USA, LLC, a South Carolina limited liability company, and TopTix Technologies, Inc., a New York corporation and the distribution of all assets of such Subsidiaries to Borrower (or executed Joinder Agreements by such Subsidiaries and such other documents and instruments as Agent may reasonably request to effectuate the joining of such Subsidiaries as Borrowers hereunder).

(d)    Within thirty (30) days following Borrower’s relocation of its headquarters from the address listed in Section 11.2 as of the Closing Date, Borrower shall use best efforts to deliver to Agent, in form and substance satisfactory to Agent a landlord waiver with respect to Borrower’s new headquarters location.

7.26    De-SPAC. On or around the consummation of the transactions pursuant to or provided for in the De-SPAC Agreement, Borrower shall notify Agent immediately and shall cause the surviving entity to execute and deliver to Agent a De-SPAC Joinder Agreement and such other documents as shall be reasonably requested by Agent; provided that no more than Zero Dollars ($0.00) is transferred by Borrower to the surviving entity prior to Agent’s receipt of a De-SPAC Joinder Agreement and a control agreement with respect to any bank (or investment) account of such surviving entity.

SECTION 8.    RIGHT TO INVEST

8.1      Lender or its assignee or nominee shall have the right, in its discretion, to participate in any Subsequent Financing in an amount of up to One Million Dollars ($1,000,000) on the same terms, conditions and pricing afforded to others participating in any such Subsequent Financing. This Section 8.1, and all rights and obligations hereunder, shall survive the repayment of indebtedness under, and otherwise shall survive the expiration or other termination of, the Loan Agreement.

SECTION 9.    EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall be an Event of Default:

9.1    Payments. Borrower fails to pay any amount due under this Agreement or any of the other Loan Documents on the due date; provided, however, that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error of Agent or Lender or Borrower’s bank if Borrower had the funds to make the payment when due and makes the payment within three (3) Business Days following Borrower’s knowledge of such failure to pay; or

9.2    Covenants. Borrower breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, or any of the other Loan Documents or any other agreement among Borrower, Agent and Lender, and (a) with respect to a default under any covenant under this Agreement (other than under Sections 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.15, 7.16, 7.17, 7.18, 7.19, 7.20, 7.25, and 7.26), any other Loan Document or any other agreement among Borrower, Agent and Lender, such default continues for more than ten (10) days after the earlier of the date on which (i) Agent or Lender has given notice of such default to Borrower and (ii) Borrower has actual knowledge of such default or (b) with respect to a default under any of Sections 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.15, 7.16, 7.17, 7.18, 7.19, 7.20, 7.25, or 7.26, the occurrence of such default; or

9.3    Investor Abandonment. Agent determines that it is the intention of Borrower’s investors to not continue to fund Borrower in the amounts and timeframe necessary to maintain its business operations or satisfy the Borrower’s obligations (including, but not limited to, all Secured Obligations), and it is the intention of Borrower’s investors to not continue to fund, or arrange for the funding of Borrower in the amounts and timeframe reasonably necessary to enable Borrower to satisfy the requirements herein; or

9.4    Representations. Any representation or warranty made by Borrower in any Loan Document or in the Warrant shall have been false or misleading in any material respect when made or when deemed made; or

9.5    Insolvency. (a) Borrower (i) shall make an assignment for the benefit of creditors; or (ii) shall be unable to pay its debts as they become due, or be unable to pay or perform under the Loan Documents, or shall become insolvent; or (iii) shall file a voluntary petition in bankruptcy; or (iv) shall file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (v) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Borrower or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of Borrower; or (vi) shall cease operations of its business as its business has normally been conducted, or terminate substantially all of its employees; or (vii) Borrower or its directors or majority shareholders shall take any action initiating any of the foregoing actions described in clauses (i) through (vi); or (b) either (i) thirty (30) days shall have expired after the commencement of any Insolvency Proceeding or any other involuntary action against Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower being stayed; or (ii) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against Borrower in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (v) thirty (30)

days shall have expired after the appointment, without the consent or acquiescence of Borrower, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower without such appointment being vacated; or

9.6    Attachments; Judgments. Any portion of Borrower’s assets is attached or seized, or a levy is filed against any such assets, or a judgment or judgments is/are entered for the payment of money (not covered by independent third party insurance as to which liability has not been rejected by such insurance carrier), individually or in the aggregate, of at least $100,000 or which could otherwise reasonably be expected to result in a Material Adverse Effect, or Borrower is enjoined or in any way prevented by court order from conducting any part of its business; or

9.7    Other Obligations. The occurrence of any default under (a) any agreement or obligation of Borrower involving any Indebtedness in excess of $100,000 which could entitle or permit any Person to accelerate such Indebtedness, or (b) any other material agreement or obligation whereby a Material Adverse Effect could reasonably be expected to result from such default.

SECTION 10.    REMEDIES

10.1    General. Upon and during the continuance of any one or more Events of Default, (i) Agent may, and at the direction of the Required Lenders shall, accelerate and demand payment of all or any part of the Secured Obligations together with a Prepayment Charge and the End of Term Charge and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.5, all of the Secured Obligations (including, without limitation, the Prepayment Charge and the End of Term Charge) shall automatically be accelerated and made due and payable, in each case without any further notice or act), (ii) Agent may, at its option, sign and file in Borrower’s name any and all collateral assignments, notices, control agreements, security agreements and other documents it deems necessary or appropriate to perfect or protect the repayment of the Secured Obligations, and in furtherance thereof, Borrower hereby grants Agent an irrevocable power of attorney coupled with an interest, and (iii) Agent may notify any of Borrower’s account debtors to make payment directly to Agent, compromise the amount of any such account on Borrower’s behalf and endorse Agent’s name without recourse on any such payment for deposit directly to Agent’s account. Agent may, and at the direction of the Required Lenders shall, exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All Agent’s rights and remedies shall be cumulative and not exclusive.

10.2    Collection; Foreclosure. Upon the occurrence and during the continuance of any Event of Default, Agent may, and at the direction of the Required Lenders shall, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Agent may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere. Borrower agrees that any such public or private sale may occur upon ten (10) calendar days’ prior written notice to Borrower. Agent may require Borrower to assemble the Collateral and make it available to Agent at a place designated by Agent. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Agent in the following order of priorities:

First, to Agent and Lender in an amount sufficient to pay in full Agent’s and Lender’s reasonable costs and professionals’ and advisors’ fees and expenses as described in Section 11.11;

Second, to Lender in an amount equal to the then unpaid amount of the Secured Obligations (including principal and interest, subject to increase in accordance with Section 2.4), in such order and priority as Agent may choose in its sole discretion; and

Finally, after the full and final payment in Cash of all of the Secured Obligations (other than inchoate obligations), to any creditor holding a junior Lien on the Collateral, or to Borrower or its representatives or as a court of competent jurisdiction may direct.

Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.

10.3    No Waiver. Agent shall be under no obligation to marshal any of the Collateral for the benefit of Borrower or any other Person, and Borrower expressly waives all rights, if any, to require Agent to marshal any Collateral.

10.4    Pledged Collateral. Upon the occurrence and during the continuation of an Event of Default, (a) at Agent’s election and upon notice to Borrower, Agent may vote any or all Shares (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) for any lawful purpose, including, without limitation, for the liquidation of the assets of the issuer thereof, and give all consents, waivers and ratifications in respect of the Shares and otherwise act with respect thereto as though it were the outright owner thereof; (b) Agent may demand, sue for, collect or make any compromise or settlement Agent deems suitable in respect of any Shares; (c) Agent may sell, resell, assign and deliver, or otherwise dispose of any or all of the Pledged Collateral, for cash or credit or both and upon such terms at such place or places, at such time or times and to such entities or other persons as Agent deems expedient, all without demand for performance by Borrower or any notice or advertisement whatsoever except as expressly provided herein or as may otherwise be required by law; (d) Agent may cause all or any part of the Pledged Equity to be transferred into its name or the name of its nominee or nominees; and (e) Agent may exercise all membership or partnership, as applicable, rights, powers and privileges to the same extent as Borrower is entitled to exercise such rights, powers and privileges. Agent may enforce its rights hereunder without any other notice and without compliance with any other condition precedent now or hereunder imposed by statute, rule of law or otherwise (all of which are hereby expressly waived by Borrower, to the fullest extent permitted by law). Borrower recognizes that the Collateral Agent may be unable to effect a public sale or other disposition of its Shares by reason of certain prohibitions contained in securities laws and other applicable laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers. Borrower agrees that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner. Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuer of Shares to register such securities for public sale under securities laws or other applicable laws, even if such issuer would agree to do so. Borrower agrees to use its best efforts to cause each issuer of the Shares contemplated to be sold, to execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all at Borrower’s expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the reasonable opinion of Agent, advisable to exempt such Shares from registration under the provisions of applicable laws, and to make all amendments to such instruments and documents which, in the opinion of Agent, are necessary or advisable, all in conformity with the requirements of applicable laws and the rules and regulations of the Securities and Exchange Commission applicable thereto.

10.5    Cumulative Remedies. The rights, powers and remedies of Agent hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Agent.

SECTION 11.    MISCELLANEOUS

11.1    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.2    Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by electronic mail or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States of America mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:

(a)	If to Agent:

HERCULES CAPITAL, INC.

Legal Department

Attention: Chief Legal Officer and Steve Kuo

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

email:

Telephone:

(b)	If to Lender:

HERCULES CAPITAL, INC.

Legal Department

Attention: Chief Legal Officer and Steve Kuo

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

email:

Telephone:

(c)	If to Borrower:

SEATGEEK, INC.

400 Lafayette Street, 4th Floor

New York, NY 10003

Attention: Adam Lichstein

email:

Telephone:

EVERY FAN TICKETS, LLC

400 Lafayette Street, 4th Floor

New York, NY 10003

Attention: John Tacy

email:

Telephone:

or to such other address as each party may designate for itself by like notice.

11.3    Entire Agreement; Amendments.

(a)    This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, non-disclosure or confidentiality agreements, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including Agent’s proposal letter dated May 24, 2019 and the Non-Disclosure Agreement).

(b)    Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.3(b). The Required Lenders and Borrower party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Agent and the Borrower party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Term Commitment, in each case without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 11.3(b) without the written consent of such Lender; (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release Borrower from its obligations under the Loan Documents, in each case without the written consent of all Lenders; or (D) amend, modify or waive any provision of Section 11.17 without the written consent of the Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each Lender and shall be binding upon Borrower, the Lender, the Agent and all future holders of the Loans.

11.4    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.5    No Waiver. The powers conferred upon Agent and Lender by this Agreement are solely to protect its rights hereunder and under the other Loan Documents and its interest in the Collateral and shall not impose any duty upon Agent or Lender to exercise any such powers. No omission or delay by Agent or Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Agent or Lender is entitled, nor shall it in any way affect the right of Agent or Lender to enforce such provisions thereafter.

11.6    Survival. All agreements, representations and warranties contained in this Agreement and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Agent and Lender and shall survive the execution and delivery of this Agreement. Sections 6.3, 8.1, 11.14 and 11.17 shall survive the termination of this Agreement.

11.7    Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any). Borrower shall not assign its obligations under this Agreement or any of the other Loan Documents without Agent’s express prior written consent, and any such attempted assignment shall be void and of no effect. Agent and Lender may assign, transfer, or endorse its rights hereunder and under the other Loan Documents without prior notice to Borrower, and all of such rights shall inure to the benefit of Agent’s and Lender’s successors and assigns; provided that as long as no Event of Default has occurred and is continuing, neither Agent nor any Lender may assign, transfer or endorse its rights hereunder or under the Loan Documents to any party that is a direct competitor of Borrower (as reasonably determined by Agent), it being acknowledged that in all cases, any transfer to an Affiliate of any Lender or Agent shall be allowed. . Notwithstanding the foregoing, (x) in connection with any assignment by a Lender as a result of a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Agent and Lender may assign, transfer or indorse its rights hereunder and under the other Loan Documents to any Person or party and (y) in connection with a Lender’s own financing or securitization transactions, the restrictions set forth herein shall not apply and Agent and Lender may assign, transfer or indorse its rights hereunder and under the other Loan Documents to any Person or party providing such financing or formed to undertake such securitization transaction and any transferee of such Person or party upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; provided that no such sale, transfer, pledge or assignment under this clause (y) shall release such Lender from any of its obligations hereunder or substitute any such Person or party for such Lender as a party hereto until Agent shall have received and accepted an effective assignment agreement from such Person or party in form satisfactory to Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such assignee as Agent reasonably shall require

11.8    Governing Law. This Agreement and the other Loan Documents have been negotiated and delivered to Agent and Lender in the State of California, and shall have been accepted by Agent and Lender in the State of California. Payment to Agent and Lender by Borrower of the Secured Obligations is due in the State of California. This Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

11.9    Consent to Jurisdiction and Venue. All judicial proceedings (to the extent that the reference requirement of Section 11.10 is not applicable) arising in or under or related to this Agreement or any of the other Loan Documents (except as expressly provided otherwise in any other Loan Document) shall be brought in the State of California in state court located in Santa Clara County or in federal court located in San Jose or San Francisco. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) submits to and consents to exclusive jurisdiction of such courts, except that Agent may bring suit or take legal action in any other jurisdiction to realize on the Collateral or any other security for the Secured Obligations or as provided in any other Loan Document; (b) waives and agrees not to assert any objection as to lack of personal jurisdiction, improper venue or forum non conveniens; and (c) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.2, and shall be deemed effective and received as set forth in Section 11.2, and each party hereby waives personal service of the summons, complaint or any other process issued in such action or suit.

11.10    Mutual Waiver of Jury Trial / Judicial Reference.

(a)    Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert Person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. BORROWER, AGENT AND LENDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY BORROWER AGAINST AGENT, LENDER OR THEIR RESPECTIVE ASSIGNEE OR BY AGENT, LENDER OR THEIR RESPECTIVE ASSIGNEE AGAINST BORROWER. This waiver extends to all such Claims, including Claims that involve Persons other than Agent, Borrower and Lender; Claims that arise out of or are in any way connected to the relationship among Borrower, Agent and Lender; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document.

(b)    If the waiver of jury trial set forth in Section 11.10(a) is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of the Santa Clara County, California. Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.

(c)    In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 11.9, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.

11.11    Professional Fees. Borrower promises to pay Agent’s and Lender’s fees and expenses necessary to finalize the loan documentation, including but not limited to reasonable attorneys’ fees, UCC searches, filing costs, and other miscellaneous expenses. In addition, Borrower promises to pay any and all reasonable attorneys’ and other professionals’ fees and expenses incurred by Agent and Lender after the Closing Date in connection with or related to: (a) the Loan; (b) the administration, collection, or enforcement of the Loan; (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, audit, field exam, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to Borrower or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to Borrower, the Collateral, the Loan Documents, including representing Agent or Lender in any adversary proceeding or contested matter commenced or continued by or on behalf of Borrower’s estate, and any appeal or review thereof.

11.12    Confidentiality. Agent and Lender acknowledge that certain items of Collateral and information provided to Agent and Lender by Borrower are confidential and proprietary information of Borrower, if and to the extent such information either (x) is marked as confidential by Borrower at the time of disclosure, or (y) should reasonably be understood to be confidential (the “Confidential Information”). Accordingly, Agent and Lender agree that any Confidential Information it may obtain in the course of acquiring, administering, or perfecting Agent’s security interest in the Collateral shall not be disclosed to any other Person or entity in any manner whatsoever, in whole or in part, without the prior written consent of Borrower, except that Agent and Lender may disclose any such information: (a) to its own directors, officers, employees, accountants, counsel and other professional advisors and to its Affiliates if Agent or Lender in their sole discretion determines that any such party should have access to such information in connection with such party’s responsibilities in connection with the Loan or this Agreement and, provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this paragraph or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (b) if such information is generally available to the public; (c) if required or appropriate in any report, statement or testimony submitted to any governmental authority having or claiming to have jurisdiction over Agent or Lender; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Agent’s or Lender’s counsel; (e) to comply with any legal requirement or law applicable to Agent or Lender; (f) to the extent reasonably necessary in connection with the exercise of any right or remedy under any Loan Document, including Agent’s sale, lease, or other disposition of Collateral after default; (g) to any participant or assignee of Agent or Lender or any prospective participant or assignee; provided, that such participant or assignee or prospective participant or assignee agrees in writing to be bound by this Section prior to disclosure; or (h) otherwise with the prior consent of Borrower; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of Borrower or any of its Affiliates or any guarantor under this Agreement or the other Loan Documents. Agent’s and Lender’s obligations under this Section 11.12 shall supersede all of their respective obligations under the Non-Disclosure Agreement.

11.13    Assignment of Rights. Borrower acknowledges and understands that Agent or Lender may, subject to Section 11.7, sell and assign all or part of its interest hereunder and under the Loan Documents to any Person or entity (an “Assignee”). After such assignment the term “Agent” or “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Agent and Lender hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Agent and Lender shall retain all rights, powers and remedies hereby given. No such assignment by Agent or Lender shall relieve Borrower of any of its obligations hereunder. Lender agrees that in the event of any transfer by it of any promissory notes evidencing the Secured Obligations (if any), it will endorse thereon a notation as to the portion of the principal of such note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.

11.14    Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against Borrower for liquidation or reorganization, if Borrower becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of Borrower’s assets, or if any payment or transfer of Collateral is recovered from Agent or Lender. The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Agent, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Agent, Lender or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated.

11.15    Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

11.16    No Third Party Beneficiaries. No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than Agent, Lender and Borrower unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely among Agent, the Lender and the Borrower.

11.17    Agency.

(a)    Lender hereby irrevocably appoints Hercules Capital, Inc. to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b)    Lender agrees to indemnify the Agent in its capacity as such (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so), according to its respective Term Commitment percentages (based upon the total outstanding Term Commitments) in effect on the date on which indemnification is sought under this Section 11.17, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

(c)    Agent in Its Individual Capacity. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as Agent hereunder in its individual capacity.

(d)    Exculpatory Provisions. The Agent shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent shall not:

(i)    be subject to any fiduciary or other implied duties, regardless of whether any default or any Event of Default has occurred and is continuing;

(ii)    have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Lender, provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law; and

(iii)    except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and the Agent shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as the Agent or any of its Affiliates in any capacity.

(e)    The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Lender or as the Agent shall believe in good faith shall be necessary, under the circumstances or (ii) in the absence of its own gross negligence or willful misconduct.

(f)    The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

(g)    Reliance by Agent. Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Agent and conforming to the requirements of the Loan Agreement or any of the other Loan Documents. Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Agent hereunder or under any Loan Documents in accordance therewith. Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction. Agent shall not be under any obligation to exercise any of the rights or powers granted to Agent by this Agreement, the Loan Agreement and the other Loan Documents at the request or direction of Lenders unless Agent shall have been provided by Lender with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.

11.18    Publicity. None of the parties hereto nor any of its respective member businesses and Affiliates shall, without the other parties’ prior written consent (which shall not be unreasonably withheld or delayed), publicize or use (a) the other party’s name (including a brief description of the relationship among the parties hereto), logo or hyperlink to such other parties’ web site, separately or together, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “ Publicity Materials”); (b) the names of officers of such other parties in the Publicity Materials; and (c) such other parties’ name, trademarks, servicemarks in any news or press release concerning such party; provided however, notwithstanding anything to the contrary herein, no such consent shall be required (i) to the extent necessary to comply with the requests of any regulators, legal requirements or laws applicable to such party, pursuant to any listing agreement with any national securities exchange (so long as such party provides prior notice to the other party hereto to the extent reasonably practicable) and (ii) to comply with Section 11.12.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Borrower, Agent and Lender have duly executed and delivered this Loan and Security Agreement as of the day and year first above written.

BORROWER:

SEATGEEK, INC.

Signature:
Print Name:
Title:

EVERY FAN TICKETS, LLC

Signature:
Print Name:
Title:

Accepted in Palo Alto, California:

AGENT:

HERCULES CAPITAL, INC.

Signature:
Print Name:
Title:

LENDER:

HERCULES CAPITAL, INC.

Signature:
Print Name:
Title:

Table of Exhibits and Schedules

Exhibit A:	Advance Request
Attachment to Advance Request

Exhibit B:	Name, Locations, and Other Information for Borrower

Exhibit C:	Patents, Trademarks, Copyrights and Licenses

Exhibit D:	Deposit Accounts and Investment Accounts

Exhibit E:	Compliance Certificate

Exhibit F-1:	De-SPAC Joinder Agreement

Exhibit F-2:	Joinder Agreement

Exhibit G:	ACH Debit Authorization Agreement

Schedule 1.1	Commitments
Schedule 1A	Existing Indebtedness
Schedule 1B	Existing Investments
Schedule 1C	Existing Permitted Liens
Schedule 5.3	Consents, Etc.
Schedule 5.14	Subsidiaries; Capitalization
Schedule 5.16	Pledged Collateral

EXHIBIT A

ADVANCE REQUEST

To:	Agent:	Date: , 201

Hercules Capital, Inc. (the “Agent”) 400 Hamilton Avenue, Suite 310 Palo Alto, CA 94301 email: legal@htgc.com Attn: Steve Kuo

Re: Loan and Security Agreement dated as of June     , 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among SeatGeek, Inc., a Delaware corporation (“Parent”), each of its Qualified Subsidiaries from time to time party to the Agreement (together with Parent, individually or collectively, as the context may require, “Borrower”), the several banks and other financial institutions or entities from time to time party thereto (collectively, “Lender”) and Hercules Capital, Inc., a Maryland corporation, in its capacity as administrative agent and collateral agent for Lender (in such capacity, “Agent”).

Borrower hereby requests Agent to cause Lender to make an Advance in the amount of                      Dollars ($            ) on             ,              (the “Advance Date”) pursuant to the Agreement. Capitalized words and other terms used but not otherwise defined herein are used with the same meanings as defined in the Agreement.

Please:

(a)	Issue a check payable to Borrower

or

(b)	Wire Funds to Borrower’s account

Bank:
Address:

ABA Number:
Account Number:
Account Name:
Contact Person:
Phone Number
To Verify Wire Info:
Email address:

Borrower represents that the conditions precedent to the Advance set forth in the Agreement are satisfied and shall be satisfied upon the making of such Advance, including but not limited to: (i) that no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing; (ii) that the representations and warranties set forth in the Loan Documents are and shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; (iii) that Borrower is in compliance with all the terms and provisions set forth in each Loan Document on its part to be observed or performed; and (iv) that as of the Advance Date, no fact or condition exists that constitutes (or could, with the passage of time, the giving of notice, or both) constitute an Event of Default under the Loan Documents. Borrower understands and acknowledges that Agent has the right to review the financial information supporting this representation and, based upon such review in its sole discretion, Lender may decline to fund the requested Advance.

Borrower hereby represents that Borrower’s jurisdiction of organization, organizational form, legal name and locations have not changed since the date of the Agreement or, if the Attachment to this Advance Request is completed, are as set forth in the Attachment to this Advance Request.

Borrower agrees to notify Agent promptly before the funding of the Loan if any of the matters which have been represented above shall not be true and correct on the funding date and if Agent has received no such notice before the Advance Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct as of the Advance Date.

Executed as of [            ], 20[    ].

SeatGeek, Inc., on behalf of itself and each Qualified Subsidiary:

SIGNATURE:
TITLE:
PRINT NAME:

ATTACHMENT TO ADVANCE REQUEST

Dated:

Borrower hereby represents and warrants to Agent that Borrower’s current name and organizational status is as follows:

Name:	SEATGEEK, INC.

Type of organization:	Corporation

State of organization:	Delaware

Organization file number:	4760491

Name:	EVERY FAN TICKETS, LLC

Type of organization:	Limited liability company

State of organization:	Delaware

Organization file number:	7385190

Borrower hereby represents and warrants to Agent that the street addresses, cities, states and postal codes of its current locations are as follows:

EXHIBIT B

NAME, LOCATIONS, AND OTHER INFORMATION FOR BORROWER

1. Borrower represents and warrants to Agent that Borrower’s current name and organizational status as of the Closing Date is as follows:

Name:	SEATGEEK, INC.

Type of organization:	Corporation

State of organization:	Delaware

Organization file number:	4760491

Name:	EVERY FAN TICKETS, LLC

Type of organization:	Limited liability company

State of organization:	Delaware

Organization file number:	7385190

2. Borrower represents and warrants to Agent that for five (5) years prior to the Closing Date, Borrower did not do business under any other name or organization or form.

3. Borrower represents and warrants to Agent that its chief executive office is located at 902 Broadway, 10th Floor, New York, NY 10010.

EXHIBIT C

PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

EXHIBIT D

BORROWER’S DEPOSIT ACCOUNTS AND INVESTMENT ACCOUNTS

EXHIBIT E

COMPLIANCE CERTIFICATE

Hercules Capital, Inc. (as “Agent”)

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Reference is made to that certain Loan and Security Agreement dated June     , 2019 and the Loan Documents (as defined therein) entered into in connection with such Loan and Security Agreement all as may be amended from time to time (hereinafter referred to collectively as the “Loan Agreement”) by and among Hercules Capital, Inc. (the “Agent”), the several banks and other financial institutions or entities from time to time party thereto (collectively, the “Lender”) and Hercules Capital, Inc., as agent for the Lender and SeatGeek, Inc., a Delaware corporation (“Parent”) and each of its Qualifying Subsidiaries (together with Parent, individually and collectively, “Borrower”). All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

The undersigned is an Officer of the Company, knowledgeable of all Company financial matters, and is authorized to provide certification of information regarding the Company; hereby certifies, in such capacity, that in accordance with the terms and conditions of the Loan Agreement, the Company is in compliance for the period ending                      of all covenants, conditions and terms and hereby reaffirms that all representations and warranties contained therein are true and correct on and as of the date of this Compliance Certificate with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, after giving effect in all cases to any standard(s) of materiality contained in the Loan Agreement as to such representations and warranties. Attached are the required documents supporting the above certification. The undersigned further certifies that these are prepared in accordance with GAAP (except for the absence of footnotes with respect to unaudited financial statement and subject to normal year end adjustments) and are consistent from one period to the next except as explained below.

REPORTING REQUIREMENT	REQUIRED	CHECK IF ATTACHED

Monthly Financial Statements	Monthly within 30 days	[ ]

Compliance Certificate	Monthly within 30 days	[ ]

Key Performance Indicator Reports	Monthly and Quarterly, within 30 days	[ ]

Quarterly Financial Statements	Quarterly within 30 days	[ ]

Audited Financial Statements	Annually within 180 days (or by October 31, 2019 for FY2018)	[ ]

Board Approved Budget and Projections	Annually, within 30 days after the beginning of each fiscal year, and promptly upon any Board approved update	[ ]

A/R and A/P Aging Report	Monthly, within 30 days	[ ]

Copies of Board notices, minutes, consents and other materials	When delivered to the Board (minutes of meetings within 30 days)	[ ]

OTHER COVENANTS	REQUIRED	ACTUAL

Downstreaming/Investments in Foreign Subsidiaries	≤ $2,000,000/quarter	$

The undersigned hereby confirms the below disclosed accounts represent all depository accounts and securities accounts presently open in the name of each Borrower or Subsidiary, as applicable.

		Depository AC #	Financial Institution	Account Type (Depository /Securities)	Last Month Ending Account Balance	Purpose of Account
BORROWER Name/Address:
1
2
3
4
5
6

SUBSIDIARY / AFFILIATE COMPANY Name/Address
1
2
3
4
5
6

Were any accounts above opened since the last Compliance Certificate? Yes        / No

Very Truly Yours,

SeatGeek, Inc.

By:
Name:
Title:

EXHIBIT F-1

FORM OF DE-SPAC JOINDER AGREEMENT

This De-SPAC Joinder Agreement (the “Joinder Agreement”) is made and dated as of [●], 20[●], and is entered into by and between SeatGeek Operations, LLC, a Delaware limited liability company (“Company”), and HERCULES CAPITAL, INC., a Maryland corporation (as “Agent”).

RECITALS

A.    On October 13, 2021, RedBall Acquisition Corp., a Cayman Islands exempted company which has since domesticated as a Delaware corporation in accordance with the Business Combination Agreement (such entity, including the continuing Delaware corporation, “RedBall”), entered into a Business Combination Agreement and Plan of Reorganization (the “Business Combination Agreement”) with SeatGeek, Inc., a Delaware Corporation (“Parent”), Showstop Merger Sub I Inc., a Delaware corporation and wholly owned subsidiary of the RedBall (“First Merger Sub”), and Showstop Merger Sub II LLC, a Delaware limited liability company and wholly owned subsidiary of the RedBall (“Second Merger Sub”);

B.    On [X], 2022, pursuant to the Business Combination Agreement, First Merger Sub merged with and into Parent with Parent surviving such merger as a wholly owned subsidiary of RedBall, and following such merger, Parent then merged with and into Second Merger Sub, with Second Merger Sub surviving such merger as a wholly owned subsidiary of RedBall, and the surviving entity changed its name to “SeatGeek Operations, LLC”;

C.    Parent and each of its Qualifying Subsidiaries (together with Parent, individually and collectively, “Borrower”) had previously entered into that certain Loan and Security Agreement dated June 12, 2019, with the several banks and other financial institutions or entities from time to time party thereto as lender (collectively, the “Lenders”) and the Agent, as such agreement may be amended (the “Loan Agreement”), together with the other agreements executed and delivered in connection therewith;

D.    Company acknowledges and agrees that it will benefit both directly and indirectly from Borrower’s execution of the Loan Agreement and the other agreements executed and delivered in connection therewith;

AGREEMENT

NOW THEREFORE, Company and Agent agree as follows:

1.	The recitals set forth above are incorporated into and made part of this Joinder Agreement. Capitalized terms not defined herein shall have the meaning provided in the Loan Agreement.

2.

By signing this Joinder Agreement, Company shall be bound by the terms and conditions of the Loan Agreement the same as if it were the Borrower (as defined in the Loan Agreement) under the Loan Agreement, mutatis mutandis, provided however, that (a) with respect to (i) Section 5.1 of the Loan Agreement, Company represents that it is an entity duly organized, legally existing and in good standing under the laws of [                    ], (b) neither Agent nor Lender shall have any duties, responsibilities or obligations to Company arising under or related to the Loan Agreement or the other Loan Documents, (c) that if Company is covered by Borrower’s insurance, Company shall not be required to maintain separate insurance or comply with the provisions of Sections 6.1 and 6.2 of the Loan Agreement, and (d) that as long as Borrower satisfies the requirements of Section 7.1 of the Loan Agreement, Company shall not have to provide Agent separate Financial Statements. To the extent that Agent or Lender has any duties, responsibilities or obligations arising under or related to the Loan Agreement or the other Loan Documents, those duties, responsibilities or obligations shall flow only to Borrower and not to Company or any other Person or entity. By way of example (and not an exclusive list): (i) Agent’s providing notice to Borrower in accordance with the Loan Agreement or as otherwise agreed among Borrower, Agent and Lender shall be deemed provided to Company; (ii) a Lender’s providing an Advance to Borrower shall be deemed an Advance to Company; and (iii) Company shall have no right to request an Advance or make any other demand on Lender.

3.

Company agrees not to certificate its equity securities without Agent’s prior written consent, which consent may be conditioned on the delivery of such equity securities to Agent in order to perfect Agent’s security interest in such equity securities.

4.

Company acknowledges that it benefits, both directly and indirectly, from the Loan Agreement, and hereby waives, for itself and on behalf on any and all successors in interest (including without limitation any assignee for the benefit of creditors, receiver, bankruptcy trustee or itself as debtor-in-possession under any bankruptcy proceeding) to the fullest extent provided by law, any and all claims, rights or defenses to the enforcement of this Joinder Agreement on the basis that (a) it failed to receive adequate consideration for the execution and delivery of this Joinder Agreement or (b) its obligations under this Joinder Agreement are avoidable as a fraudulent conveyance.

5.

As security for the prompt, complete and indefeasible payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Company grants to Agent a security interest in all of Company’s right, title, and interest in and to the Collateral.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

[SIGNATURE PAGE TO JOINDER AGREEMENT]

COMPANY:

By:
Name:
Title:

Address:

Telephone:
email:

AGENT:

HERCULES CAPITAL, INC.

By:
Name:
Title:

Address:
400 Hamilton Ave., Suite 310
Palo Alto, CA 94301
email: legal@htgc.com
Telephone: 650-289-3060

EXHIBIT F-2

FORM OF JOINDER AGREEMENT

This Joinder Agreement (the “Joinder Agreement”) is made and dated as of [            ], 20[    ], and is entered into by and between                                 ., a                      corporation (“Subsidiary”), and HERCULES CAPITAL, INC., a Maryland corporation (as “Agent”).

RECITALS

A. Subsidiary’s Affiliate, SeatGeek, Inc. (“Parent”) and each of its Qualifying Subsidiaries (together with Parent, individually and collectively, “Company”) [has entered/desires to enter] into that certain Loan and Security Agreement dated June     , 2019, with the several banks and other financial institutions or entities from time to time party thereto as lender (collectively, the “Lender”) and the Agent, as such agreement may be amended (the “Loan Agreement”), together with the other agreements executed and delivered in connection therewith;

B. Subsidiary acknowledges and agrees that it will benefit both directly and indirectly from Company’s execution of the Loan Agreement and the other agreements executed and delivered in connection therewith;

AGREEMENT

NOW THEREFORE, Subsidiary and Agent agree as follows:

6.	The recitals set forth above are incorporated into and made part of this Joinder Agreement. Capitalized terms not defined herein shall have the meaning provided in the Loan Agreement.

7.

By signing this Joinder Agreement, Subsidiary shall be bound by the terms and conditions of the Loan Agreement the same as if it were the Borrower (as defined in the Loan Agreement) under the Loan Agreement, mutatis mutandis, provided however, that (a) with respect to (i) Section 5.1 of the Loan Agreement, Subsidiary represents that it is an entity duly organized, legally existing and in good standing under the laws of [            ], (b) neither Agent nor Lender shall have any duties, responsibilities or obligations to Subsidiary arising under or related to the Loan Agreement or the other Loan Documents, (c) that if Subsidiary is covered by Company’s insurance, Subsidiary shall not be required to maintain separate insurance or comply with the provisions of Sections 6.1 and 6.2 of the Loan Agreement, and (d) that as long as Company satisfies the requirements of Section 7.1 of the Loan Agreement, Subsidiary shall not have to provide Agent separate Financial Statements. To the extent that Agent or Lender has any duties, responsibilities or obligations arising under or related to the Loan Agreement or the other Loan Documents, those duties, responsibilities or obligations shall flow only to Company and not to Subsidiary or any other Person or entity. By way of example (and not an exclusive list): (i) Agent’s providing notice to Company in accordance with the Loan Agreement or as otherwise agreed among Company, Agent and Lender shall be deemed provided to Subsidiary; (ii) a Lender’s providing an Advance to Company shall be deemed an Advance to Subsidiary; and (iii) Subsidiary shall have no right to request an Advance or make any other demand on Lender.

8.

Subsidiary agrees not to certificate its equity securities without Agent’s prior written consent, which consent may be conditioned on the delivery of such equity securities to Agent in order to perfect Agent’s security interest in such equity securities.

9.

Subsidiary acknowledges that it benefits, both directly and indirectly, from the Loan Agreement, and hereby waives, for itself and on behalf on any and all successors in interest (including without limitation any assignee for the benefit of creditors, receiver, bankruptcy trustee or itself as debtor-in-possession under any bankruptcy proceeding) to the fullest extent provided by law, any and all claims, rights or defenses to the enforcement of this Joinder Agreement on the basis that (a) it failed to receive adequate consideration for the execution and delivery of this Joinder Agreement or (b) its obligations under this Joinder Agreement are avoidable as a fraudulent conveyance.

10.

As security for the prompt, complete and indefeasible payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Subsidiary grants to Agent a security interest in all of Subsidiary’s right, title, and interest in and to the Collateral.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO JOINDER AGREEMENT]

SUBSIDIARY:

                                                                      .

By:
Name:
Title:

Address:

Telephone:
email:

AGENT:

HERCULES CAPITAL, INC.

By:
Name:
Title:

Address:
400 Hamilton Ave., Suite 310
Palo Alto, CA 94301
email: legal@htgc.com
Telephone: 650-289-3060

EXHIBIT G

ACH DEBIT AUTHORIZATION AGREEMENT

Hercules Capital, Inc. 400 Hamilton Avenue, Suite 310 Palo Alto, CA 94301

Re: Loan and Security Agreement dated June     , 2019 (the “Agreement”) by and among SeatGeek, Inc. (“Parent”) and each of its Qualifying Subsidiaries (together with Parent, individually and collectively, “Borrower”) and Hercules Capital, Inc., as agent (“Agent”) and the lenders party thereto (collectively, the “Lender”)

In connection with the above referenced Agreement, Borrower hereby authorizes the Agent to initiate debit entries for (i) the periodic payments due under the Agreement and (ii) out-of-pocket legal fees and costs incurred by Agent or Lender pursuant to Section 11.11 of the Agreement to the Borrower’s account indicated below. Borrower authorizes the depository institution named below to debit to such account.

DEPOSITORY NAME	BRANCH

CITY	STATE AND ZIP CODE

TRANSIT/ABA NUMBER	ACCOUNT NUMBER

This authority will remain in full force and effect so long as any amounts are due under the Agreement.

BORROWER:

SeatGeek, Inc.

By:

Name:

Title:

Date:

SCHEDULE 1.1

COMMITMENTS

EXHIBIT B

EXHIBIT C

Updates to Perfection Certificate